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2019 Proxy Statement

A MESSAGE TO OUR STOCKHOLDERS

Dear Stockholders,	April 5, 2019

Business Highlights
This year, ANSYS moved closer to our goal of pervasive engineering simulation. Top-line growth was strong, while at the same time operating margins and cash flow both remained impressive. Our strong results were the result of a disciplined strategy of investment in our core technologies, aimed at continuous improvement in the accuracy and usability of our multi-physics tools, and attention to adjacencies important to our customers, including functionalities supporting digital exploration, additive manufacturing, digital twins, and autonomous vehicles. We also continued our historic practice of acquisitions that complement our business and partnering in areas that expand our ever-broadening ecosystem.

Corporate Responsibility
Our corporate responsibility program is designed around the engagement of our key constituents – our employees and investors – to work together to build lasting value at ANSYS. People, Planet and Practices are the broad themes of our approach, which together make up our culture of integrity and quality. Our primary asset is our people. We manage a global, diverse and skilled workforce. We aim to continue to recruit and retain the best talent, and we strive to motivate employees with attractive human resources programs and attention to a healthy corporate culture. As for the sustainability of our planet, ANSYS continues to provide cutting-edge technologies for our customers to innovate solutions for reducing materials usage, weight, waste, energy consumption and pollutants. We also focus on conserving resources in our own offices and facilities. Finally, we could not be prouder of our practices of providing high quality, innovative products to our customers, maintaining the continuity of our business, including security and data protection, and always working with ethics and integrity.

Board Effectiveness
In 2018, ANSYS continued to develop an optimal and diverse mix of traditional and non-traditional skills and qualifications on its Board. At the end of 2017, we welcomed Dr. Alec Gallimore to our Board. Dr. Gallimore’s deep technical expertise and focus on innovation have brought fresh perspectives to our discussions. In July 2018, two more seasoned executives joined our ranks. Nicole Anasenes has spent her 20+ year career as an executive in the technology industry, including at Squarespace, where she currently serves as Chief Financial Officer and Chief Operating Officer. Glenda M. Dorchak also joined in July 2018. Ms. Dorchak is a technology veteran with deep leadership and operating expertise running hardware and software businesses in the computing and communications technology sectors, including her 22+ years at IBM. The mix of skills, experience and personalities on our Board delivers outstanding intelligence and oversight on behalf of the stockholders and supports the long-term health of the Company. As ANSYS moves forward, we will continue to recruit highly qualified and diversely skilled candidates to the Board.

We are looking forward to working closely with the ANSYS management team and our fellow Board members to bring success to our stockholders in 2019. Thank you for your support.

Sincerely,	Sincerely,

Ronald W. Hovsepian	Ajei S. Gopal
Lead Independent Director	President and CEO

2019 ANSYS Proxy Statement 1

ANSYS, Inc.
2600 ANSYS Drive
Canonsburg, PA 15317
844-462-6797

April 5, 2019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Friday, May 17, 2019

TO THE STOCKHOLDERS OF ANSYS, INC.
The annual meeting of stockholders of ANSYS, Inc. (“ANSYS,” “we,” or the “Company”) will be held on Friday, May 17, 2019, at 11:30 a.m. Eastern Time, virtually via live webcast at www.virtualshareholdermeeting.com/anss2019 for the following purposes, as more fully described in the accompanying proxy statement:

1.	The election of two Class II directors for three-year terms;
2.	The ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2019;
3.	The advisory vote to approve compensation of our named executive officers; and
4.	Such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

The Board of Directors (the “Board”) has fixed the close of business on March 21, 2019 as the record date (the “Record Date”) for determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof. Only holders of record of common stock at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof. In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO SUBMIT YOUR VOTE VIA THE INTERNET, TELEPHONE,
OR MAIL.

We appreciate your continued support of ANSYS.

Very truly yours,

Janet Lee
Vice President, General Counsel and Secretary
How to Cast Your Vote
Your vote is important to the future of ANSYS. If you are a registered stockholder, please vote your shares as soon as possible by one of the following methods:
Vote Online www.proxyvote.com
Vote by Phone 1.800.690.6903
Vote by Mail Mail your signed proxy card
If you are a street name stockholder (i.e., you hold your shares through a broker, bank or other nominee), please vote your shares as soon as possible by following the instructions from your broker, bank or other nominee.

See “Other Matters—Questions and Answers About the Proxy Materials and the 2019 annual meeting” for details on voting requirements and additional information about the 2019 annual meeting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2019

The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report for the fiscal year ended December 31, 2018 are available at www.proxyvote. com. If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a paper copy of the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report unless you specifically request a copy. You may request paper copies by following the instructions on the Notice of Internet Availability of Proxy Materials. We began making our proxy materials available on April 5, 2019.

2019 ANSYS Proxy Statement 2

3 2019 ANSYS Proxy Statement

2019 ANSYS Proxy Statement 4

PROXY STATEMENT SUMMARY

The Board is providing this proxy statement to solicit proxies on its behalf to be voted at the 2019 annual meeting. This summary highlights important information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider. Please read the entire proxy statement before voting. For more complete information regarding the Company’s 2018 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 28, 2019 (the “Form 10-K”) and can be found on our Investor Relations website at https://investors.ansys.com/financial- information/sec-filings.

2019 ANNUAL MEETING OF STOCKHOLDERS
Time and Date	May 17, 2019, at 11:30 a.m. Eastern Time
Live Webcast Address	www.virtualshareholdermeeting.com/anss2019
Record Date	March 21, 2019
Voting
Stockholders of ANSYS as of the record date, March 21, 2019, are entitled to vote on the proposals at the 2019 annual meeting. Each share of ANSYS common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted upon at the 2019 annual meeting.

Virtual Annual Meeting
We are again this year offering our stockholders a virtual annual meeting. We began to offer virtual annual meetings in 2016 to facilitate stockholder access by enabling stockholders to participate fully and equally from any location around the world at no cost. We believe this is the right choice for a widely-held technology company, such as ANSYS, with global operations; not only bringing cost savings to ANSYS and stockholders by using a technology platform in line with our commitment to support innovative technology, but also increasing our ability to engage with all stockholders, regardless of size, resources, or physical location. A virtual meeting is also environmentally friendly and furthers our strategic goal to operate our business in a sustainable manner.

We are sensitive to concerns regarding virtual annual meetings generally from investor advisory groups and other stockholder rights advocates who have voiced concerns that virtual meetings may diminish stockholder voice or reduce accountability. Accordingly, we have designed this virtual annual meeting format to enhance, rather than constrain, stockholder access, participation and communication. For example, the online format allows stockholders to communicate with us during the meeting so they can ask questions of our management. During the live Q&A session of the meeting, we will answer questions as they come in, as time permits. We will also publish and answer each question received following the meeting. Although the live webcast is available only to stockholders at the time of the meeting, a replay of the meeting will be made publicly available for one year at www.virtualshareholdermeeting.com/anss2019.

Additional information regarding the ability of stockholders to ask questions during the 2019 annual meeting and related rules of conduct at the 2019 annual meeting, and procedures for posting appropriate questions received during the 2019 annual meeting, will be available on our investor relations webpage one week before the
2019 annual meeting at https://investors.ansys.com/resources/ proxy-material. Similarly, matters addressing technical and logistical issues, including technical support during the 2019 annual meeting and related to accessing the 2019 annual meeting’s virtual meeting platform, will be available on our investor relations page one week before the 2019 annual meeting at https://investors.ansys.com/ resources/proxy-material.

What We Do
ANSYS is the global leader in engineering simulation software and services widely used by engineers, designers, researchers and students across a broad spectrum of industries and academia, including aerospace and defense, automotive, electronics, semiconductors, energy, materials and chemical processing, turbomachinery, consumer products, healthcare, and sports.

Our growth and financial strength reflect our leading technology position and commitment to innovation. In the last three years, we invested more than 18% of our revenues into research and development. ANSYS simulation software, coupled with our team of applications experts and global support network, is the key to:

•	Lower Development Costs. We help customers get to an accurate answer faster, so they can do more in less time while using fewer resources than before.
•	Reduce Time to Market. Our software can drastically shorten development time and prototype iterations.
•	Optimize Product Performance. We consistently enable our customers to perfect product reliability, performance and safety.

2019 ANSYS Proxy Statement 5

Proposals Requiring Your Vote
Your vote is very important. Please cast your vote immediately on each of the proposals to ensure that your shares are represented.

	Proposals	Board Recommendation	More Information
1
Proposal 1 — Election of Class II Directors
The Board and the Nominating and Corporate Governance Committee believe that the two Class II director nominees possess the necessary qualifications and expertise to provide effective oversight and advice to management.
		FOR	pg. 14
2
Proposal 2 — Ratification of Selection of Independent Registered Public Accounting Firm for Fiscal 2019
The Audit Committee approved the retention of Deloitte & Touche LLP as the Corporation’s independent auditor for fiscal year 2019. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of the independent auditor.
		FOR	pg. 24
3
Proposal 3 — Advisory Vote to Approve Compensation of Our Named Executive Officers
The Company’s executive compensation policies and programs are designed to create a direct link between stockholder interests and management, with incentives specifically tailored to the achievement of financial, operational, and stock performance goals.
		FOR	pg. 26

BOARD OF DIRECTORS

The following table and the description of Board characteristics below provide summary information about the directors currently serving on our Board. Our Board is divided into three classes and is currently comprised of three directors in Class I, three directors in Class II and four directors in Class III. Directors serve for three-year terms, with one class of directors being elected by our stockholders at each annual meeting.

Name	Age	Director Since	Occupation	Independent	Current Committee Memberships
Class I - Term Expires 2021
Guy E. Dubois	64	2015	Former Senior Advisor at Silver Lake	YES	CC†
Alec D. Gallimore	55	2017	Robert J. Vlasic Dean of Engineering at the University of Michigan	YES	AC
Nicole Anasenes	45	2018	CFO and COO of Squarespace	YES	AC
Class II - Term Expires 2019
Michael C. Thurk*	66	2007	Managing Partner of Mariposa Consulting, LLC	YES	AC / NCG
Ronald W. Hovsepian**	57	2012	Executive Partner at Flagship Pioneering	YES	CC / NCG
Barbara V. Scherer	63	2013	Former Senior Vice President, Finance and Administration and CFO of Plantronics, Inc.	YES	AC†
Class III - Term Expires 2020
James E. Cashman*	65	2000	Chairman of the Board of ANSYS	NO	–
William R. McDermott	57	2007	CEO of SAP	YES	NCG† / CC
Ajei S. Gopal	57	2011	President and CEO of ANSYS	NO	–
Glenda M. Dorchak***	64	2018	Former CEO of Value America	YES	CC

AC	Audit Committee;
CC	Compensation Committee;
NCG	Nominating and Corporate Governance Committee;
†	Committee Chair
*	Mr. Thurk is not standing for re-election at the 2019 annual meeting, and Mr. Cashman has resigned from the Board effective April 30, 2019.
**	The Board has approved Mr. Hovsepian to be Chairman of the Board effective April 30, 2019.
***	The Board has appointed Ms. Dorchak to the Nominating and Corporate Governance Committee, effective upon the date of the 2019 annual meeting

6 2019 ANSYS Proxy Statement

Current Board Characteristics

2019 ANSYS Proxy Statement 7

CORPORATE GOVERNANCE HIGHLIGHTS

Sound corporate governance and independent oversight of a company’s strategic execution are essential ingredients of a well-run company. The ANSYS Board remains committed to best practices in corporate governance and the protection of long-term stockholder value.

Please see “Corporate Governance at ANSYS” beginning on page 12 for a description of our corporate governance practices. These include, but are not limited to:

•	Lead independent director (Independent Chairman effective April 30, 2019)
•	Separate CEO and Chairman/Lead Independent Director roles
•	More than 85% of the Board at the time of the 2019 annual meeting will be comprised of independent directors
•	Majority voting in director elections with resignation policy
•	100% independent committee members
•	Robust Board evaluation process
•	Stockholder engagement program
•	Proxy access

•	Annual Say-on-Pay Vote
•	Stock ownership guidelines for directors and officers
•	Board risk oversight
•	Independent directors meet without management present
•	Clawback policy
•	Anti-hedging and anti-pledging policies
•	Code of Business Conduct and Ethics for directors, officers, and employees
•	Periodic review of committee charters and governance policies
•	Director overboarding policy

2018 FINANCIAL AND OPERATIONAL HIGHLIGHTS
ANSYS continued its business momentum in 2018. The Company progressed toward its ambition of pervasive engineering simulation, and its goal of double-digit revenue growth by 2020. We maintained our focus on renewed top-line growth while preserving our commitment to strong operating margins and cash flow. For the year ended December 31, 2018, annual contract value (ACV)1 grew 17% in constant currency.

The Company also repurchased 1.7 million shares during the year at an average price per share of $161.12. The performance of ANSYS common stock from January 1, 2019 through September 30, 2018 on the Nasdaq Stock Market was 27%, outperforming the major indices, S&P 500 and Nasdaq Composite, which increased 9% and 17%, respectively. Going into the final quarter of the year, ANSYS performance was impacted by a broader technology correction, with the software sector experiencing a significant sell-off, declining 18%.

2018 Indexed Price Performance

ANSYS, Inc	S&P 500 Software & Services Index
NASDAQ Composite Index	S&P 500

1ACV, or Annual Contract Value, is a financial metric that we introduced in 2018. There is no GAAP measure comparable to ACV. ACV is composed of the following:

•	The annualized value of maintenance and lease contracts with start dates or anniversary dates during the period, plus
•	The value of perpetual license contracts with start dates during the period, plus
•	The annualized value of fixed-term services contracts with start dates or anniversary dates during the period, plus
•	The value of work performed during the period on fixed-deliverable services contracts.
Our successes in 2018 were powered by a focus on investment in high priority areas. We directed the majority of our internal R&D spending towards our core technologies – investments aimed at continuous improvement in the accuracy and usability of our multi- physics tools, and the construction of an integrated platform to deliver our services. We also invested in next-generation technologies that are adjacent to our core focus areas, including those that support digital exploration, additive manufacturing, digital twins, and autonomous vehicles. During 2018, we launched a new version of our flagship product, ANSYS 19.2. ANSYS 19.2 offers a revolutionary task-based workflow with Mosaic meshing technology that accelerates Fluent computational fluid dynamics simulations, among many other enhancements. Last year, we launched our Discovery line of products. Discovery is now gaining traction, providing a new paradigm in 3D design exploration by bringing real time simulation into the hands of every engineer, including early stage design engineers.

In the second quarter of 2018, we acquired OPTIS, a leading provider of software for the simulation of light, human vision and physics-based visualization, thus adding an exciting new element to our multi-physics suite. The acquisition is a significant milestone in ANSYS’ delivery of a comprehensive solution for simulating autonomous vehicles – offering a broad toolset for validating the operation of these vehicles and reducing the need for road testing. In February 2019, we acquired Granta Design, a premier provider of materials information technology, giving ANSYS customers access to intelligence related to the performance of metals, plastics and other materials. We also acquired, in February 2019, Helic, an industry- leading provider of electromagnetic crosstalk solutions for systems on chips (SoCs). ANSYS will now be offering a comprehensive solution for on-chip, 3D integrated circuit and chip package system electromagnetics and noise analysis. In addition to our acquisitions, we also expanded our ecosystem in 2018 through key collaborations with complementary partners – working with SAP SE (“SAP”) to

8 2019 ANSYS Proxy Statement

incorporate ANSYS Twin Builder runtimes into its cloud-based product Predictive Engineering Insights, with PTC to embed ANSYS Discovery Live and AIM within its Creo product for CAD-embedded simulation, and with Synopsys to integrate ANSYS RedHawk with its IC Compiler II for early signoff accuracy.

In addition to these milestones in product development and partnerships, the Company continued its investment in its sales and operational infrastructure. Our go-to-market strategy continued to yield strength through diversity of customers, channel partners, industry mix and geographies. We continue to recruit top talent globally, with headcount increasing by 17.2% in 2018. Investments in our IT infrastructure and shared services teams will provide the resources needed to support this growth.

EXECUTIVE COMPENSATION HIGHLIGHTS

Our executive compensation policies and practices reinforce our pay for performance philosophy and align with sound governance principles and stockholder interests. Our executive compensation is largely driven by our performance.

Pay For Performance		Objectives		2018 Say-on-Pay
•	Paying for performance is the guiding principle of ANSYS’ total rewards strategy	•	Create a competitive total rewards package based on the attainment of short- and long- term goals	•	Over 95% of our stockholders voting on the 2018 Say-on-Pay proposal approved the compensation of our named executive officers
•	Target actual total compensation at the 50th percentile of the market	•	Retain and attract qualified executive officers who will lead us to long-term success and enhance stockholder value

Components of Our Compensation Program

We pay for performance. To incentivize our executive team to achieve our short- and long-term goals, we allocate total direct compensation (salary, short- and long-term incentives) to achieve superior performance. The total direct compensation of our named executive officers is allocated as follows among pay elements:

40% – Time-Based Restricted Stock Units
42% – Performance-Based Restricted Stock Units
7% – Base Salary
11% – Performance-Based Cash Bonus
93% – Performance-Based Compensation
39% – Time-Based Restricted Stock Units
40% – Performance-Based Restricted Stock Units
11% – Base Salary
10% – Performance-Based Cash Bonus
89% – Performance-Based Compensation

2019 ANSYS Proxy Statement 9

The Compensation Committee regularly monitors and implements best practices in executive compensation and governance, including the following:

What We Do	What We Don’t Do
Performance-based cash and equity incentives	No “single trigger” change of control benefits
Significant portion of executive compensation at risk based on Company performance	No post-termination retirement- or pension-type non-cash benefits or perquisites for our executive officers that are not available to our employees generally
Clawback provision on performance-based compensation	No tax gross-ups for change in control benefits
Stock ownership guidelines for directors and executive officers	No repricing or replacing of underwater options
Caps on performance-based cash and equity incentive compensation	No hedging or pledging of Company securities
100% independent directors on the Compensation Committee	No current dividends paid on unvested awards
Independent compensation consultant engaged by the Compensation Committee	No excessive risk-taking with compensation incentives
Annual review and approval of our compensation strategy
Limited perquisites

STOCKHOLDER ENGAGEMENT HIGHLIGHTS

We take pride in our engagement with our stockholders. We welcome the insights and feedback our stockholders bring to our management team and Board and take our stockholders’ points of view into account when developing our governance practices. The Board firmly believes that the mutual trust we build with our stockholders is one of the key components of good governance and is an important element of driving Board responsibility and a strong governance culture.

ANSYS has a very active investor relations program, engaging with over 500 stockholders and interested investors globally throughout the year via investor conferences, non-deal roadshows, conference calls and headquarters visits. Our outreach has resulted in:

•	Numerous interactions with our top 50 holders, who represent over 75% of shares outstanding; and

•	Over 90% of our stock being categorized as low turnover.
We conducted an investor perception study in December 2018, eliciting feedback from owners, former owners and prospective investors that met with ANSYS in the past 12 months that have yet to take a position in the stock. This feedback was shared with the full Board of Directors and will be used as a guide to enhance our ongoing investor communications. The feedback was very positive and overall opinions remained favorable, with above average marks on key attributes.

We plan to hold an Investor Day in September 2019, at which investors can meet and engage with senior management and learn about our vision, strategy and go-to-market plans.

10 2019 ANSYS Proxy Statement

CORPORATE RESPONSIBILITY

People, Planet and Practices are the broad themes to our approach towards corporate responsibility. Our corporate responsibility program is designed to engage our key stakeholders:

•	Employees (including through employee surveys and executive communication meetings).

•
Stockholders (including investor and analyst days and face-to-face meetings and discussions with investors). Our program’s priority areas are informed by these engagements, the Software and IT Services sector standard of the Sustainability Accounting Standards Board (SASB), the questionnaires we receive from investor groups, reports from ESG rating agencies, and the practices of our industry peers.

People - We manage a global, diverse and skilled workforce. We aim to design programs to retain, motivate and attract the talent needed to advance innovation and drive our business forward, including:

•	Company-wide Market Competitive Compensation. We aim to offer market-competitive compensation throughout our organization.

•
Soliciting Employee Input. We conducted a global employee engagement survey and use its feedback to improve the work environment and employee satisfaction. 93% of our employees worldwide participated in the 2018 survey.

•
Association with Academic Institutions and Community Involvement. ANSYS values its partnerships with academic institutions. Engineering schools are users of our products, and in addition we collaborate with them, including through online courses, as a means to attract new employees for the future. We support, with the participation of our employees, community-related programs to build positive, long-term relationships with the communities in which our employees work and live around the globe.

•
Diversity and Inclusion Initiatives. A diverse and inclusive culture is essential for the success of our business. We have established the ANSYS Women in Technology program to raise awareness for the need to recruit, develop and train women in our organization and to empower employees to build their careers and network at ANSYS.

•
Employee Training. We support talent development initiatives like tuition assistance, paying for selected professional association memberships and events, and conducting annual performance assessments. The ANSYS Learning Center, introduced based on 2017 employee engagement survey feedback, provides on- line access to a catalog of professional development courses for employees.

•
Health and Wellness. We promote the health and well-being of our employees with initiatives such as wellness fairs, flu shots, health screenings, onsite gym sponsorship, half marathons and relaxation sessions.

Planet - Our environmental sustainability initiatives focus on (i) the power of our products to support the development by our customers of clean technologies and products to lower carbon footprints, and (ii) sustainability initiatives in our own facilities and offices.

•
For Customers. ANSYS products support customers in development of energy efficient products (notably through reducing material usage and emissions, increasing energy efficiency, or electrifying transportation), and support innovative and sustainable design for energy systems. ANSYS also offers solutions to support development of emerging technologies like autonomous vehicles, industrial internet of things (IoT), and additive manufacturing.

•
For ANSYS. Some of our sustainability initiatives include our LEED-certified corporate headquarters, recycling and water and energy conservation initiatives such as replacement of inefficient old equipment with more efficient technology, air containment strategies, motion-sensitive lighting, “bike-to-work” initiatives, and electronic waste recycling.

Practices - We focus on providing high quality, innovative products to our customers, and we ensure business continuity, business ethics and integrity.

•	Data Privacy. Our global data privacy director and ANSYS privacy and information security teams work closely to address potential risks to the security of personal and protected data.

•
Data Security. The ANSYS Information Security Office maintains our global enterprise information security program based on adaptive industry standard frameworks that are risk-based and supported by a corporate culture that values security.

More information regarding our sustainability and human capital talent initiatives is available on our Corporate Responsibility webpage, located at https://www.ansys.com/about-ansys/ corporate-responsibility.

Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics (“Code”) applies to all employees, officers and directors of the Company and its subsidiaries. The Code is the centerpiece of the Company’s annual ethics program, which includes activities related to ethical business practices throughout the year and reflects the importance that the Board places on integrity in innovation and business. Our Code is available on the investor relations section of our website https://investors.ansys.com under the heading “Corporate Responsibility.”

2019 ANSYS Proxy Statement 11

CORPORATE GOVERNANCE AT ANSYS

PROPOSAL 1	Election of Directors

Our Board is divided into three classes and is currently comprised of three directors in Class I, three directors in Class II and four directors in Class III. Directors serve for three-year terms with one class of directors being elected by our stockholders at each annual meeting.

Consistent with the terms of Mr. Cashman’s previously disclosed transition agreement, the Board has accepted Mr. Cashman’s resignation, effective as of the end of the transition period, April 30, 2019. Mr. Cashman is currently a Class III director. Immediately upon his termination of service, the size of the Board will be reduced from ten to nine directors. In addition, Michael C. Thurk, currently a Class II director, will not stand for re-election at the 2019 annual meeting. Effective immediately prior to the conclusion of the 2019 annual meeting, the size of the Board will be reduced from nine to eight directors.

Therefore, at the 2019 annual meeting, only two Class II directors will be put forward for election to serve until the annual meeting of stockholders in 2022 and until such directors’ successors are duly elected and qualified. Based on the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated Ronald W. Hovsepian and Barbara V. Scherer for re- election as Class II directors at the 2019 annual meeting.

Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Mr. Hovsepian and Ms. Scherer. Proxies cannot be voted for a greater number of persons than the number of nominees named. The nominees have agreed to stand for re-election and to serve, if re-elected, as directors. However, if any person nominated by our Board is unable to accept re-election, the proxies will be voted for the election of such other person or persons as our Board may recommend.

We maintain a majority voting policy for the election of directors coupled with a resignation policy in uncontested elections. This means that in order for a nominee to be elected in an uncontested election, the number of votes cast “FOR” such nominee’s election must exceed the number of votes cast “AGAINST” that nominee’s election. Broker non-votes and abstentions will have no effect on the outcome of the election.

If, in any uncontested election of directors, any incumbent director nominee receives a greater number of votes cast “AGAINST” his or her re-election than “FOR” his or her re-election, he or she must promptly tender a resignation to the Board. The Board will then decide, through a process managed by the Nominating and Corporate Governance Committee and excluding the incumbent director nominee in question, whether to accept the resignation or take other action.

THE BOARD RECOMMENDS A VOTE “FOR” THE RE-ELECTION OF THE CLASS II DIRECTOR NOMINEES.

DIRECTOR CLASSES AS OF THE 2019 ANNUAL MEETING

Name	Age	Director Since
Class I - Term Expires 2021
Guy E. Dubois	64	2015
Alec D. Gallimore	55	2017
Nicole Anasenes	45	2018
Class II - Term Expires 2019
Michael C. Thurk*	66	2007
Ronald W. Hovsepian	57	2012
Barbara V. Scherer	63	2013
Class III - Term Expires 2020
William R. McDermott	57	2007
Ajei S. Gopal	57	2011
Glenda M. Dorchak	64	2018
*	Mr. Thurk’s service as a director on the Board will cease immediately prior to the conclusion of the 2019 annual meeting.

12 2019 ANSYS Proxy Statement

DIRECTOR NOMINATIONS

Ronald W. Hovsepian Age 57 Independent Director since 2012 Chairman of the Board effective April 30, 2019 Compensation Committee Nominating and Corporate Governance Committee
Qualifications
Mr. Hovsepian’s qualifications to serve on the ANSYS Board of Directors include his extensive experience in the technology and software industries as a CEO, senior manager, and venture capital investor, in sales, marketing, and product development.

Experience
Mr. Hovsepian has served as the Lead Independent Director of the Board since October 2014 and will become its Chairman on April 30, 2019. From October 2014 through December 2016, Mr. Hovsepian was also the Non-Executive Chairman of the Board.

Since October 2018, he has served as an Executive Partner at Flagship Pioneering, a leading venture capital firm investing in scientific ventures for life. Mr. Hovsepian was appointed President, CEO and Director of Synchronoss Technologies from January to April 2017. Previously, Mr. Hovsepian served as President and CEO of Intralinks, Inc., from December 2011 to January 2017, and President and CEO of Novell, Inc. from 2005 to 2011. He joined Novell in 2003 as Executive Vice President and President, Worldwide Field Operations. Prior to his time at Novell, Mr. Hovsepian spent his time from 2000 to 2003 in the venture capital industry. He started his career at IBM and served in a number of executive positions over approximately 16 years. Mr. Hovsepian served as a member of the board for ANN Inc. from 1998 to August 2015. In that time, he also served as the Non-Executive Chairman of the board of ANN Inc. from 2005 to 2015.

Principal Occupation
Mr. Hovsepian serves as an Executive Partner at Flagship Pioneering.

Other Directorships
Mr. Hovsepian serves on the Boards of ECi Software Solutions, PegaSystems and Skillsoft.

Barbara V. Scherer Age 63 Independent Director since 2013 Chair of the Audit Committee
Qualifications
Ms. Scherer’s qualifications to serve on the ANSYS Board of Directors include her practical and strategic insight into complex financial reporting and management issues and significant operational expertise, gained over a career spanning more than 30 years, including 25 in senior financial leadership roles in the technology industry.

Experience
Ms. Scherer was Senior Vice President, Finance and Administration and Chief Financial Officer of Plantronics, Inc., a global leader in audio communication devices for businesses and consumers from 1998 to 2012, and was Vice President, Finance and Administration and Chief Financial Officer from 1997 to 1998. Prior to Plantronics, Ms. Scherer held various executive management positions spanning 11 years in the disk drive industry, was an associate with The Boston Consulting Group, and was a member of the corporate finance team at ARCO in Los Angeles. From 2004 through 2010, she served as a director of Keithley Instruments, a publicly traded test and measurement company, until its acquisition by Danaher Corporation.

Principal Occupation
Independent corporate director

Other Directorships
Ms. Scherer is a director of Netgear, Inc., where she serves on the Compensation Committee and chairs the Audit Committee, and is a director of Ultra Clean Holdings, Inc., where she serves on the Audit Committee and the Nominating and Corporate Governance Committee.

2019 ANSYS Proxy Statement 13

CONTINUING DIRECTORS FOLLOWING THE 2019 ANNUAL MEETING

Nicole Anasenes Age 45 Independent Director since 2018 Audit Committee
Qualifications
Ms. Anasenes’ qualifications to serve on the ANSYS Board of Directors include her extensive experience in financial and operational matters, including in large technology companies.

Experience
Ms. Anasenes has spent her 20+ year career in building and transforming technology businesses. Since 2016, she has served as the Chief Financial Officer and Chief Operating Officer of Squarespace. From 2013 to 2015, she was Chief Financial Officer of Infor, one of the largest providers of enterprise applications in the world. Before joining Infor, from 2002 to 2013, she worked at IBM in various leadership positions in corporate finance, M&A and market development. Her roles spanned hardware, software and services and included driving businesses in both mature and emerging markets.

Principal Occupation
Ms. Anasenes is the Chief Financial Officer and Chief Operating Officer of Squarespace.

Glenda Dorchak Age 64 Independent Director since 2018 Compensation Committee Nominating and Corporate Governance Committee (as of the date of the 2019 annual meeting)
Qualifications
Ms. Dorchak’s qualifications to serve on the ANSYS Board of Directors include serving in the top positions of innovative technology and communications companies.

Experience
Ms. Dorchak is a technology industry veteran with deep leadership and operating expertise running hardware and software businesses in the computing and communications technology sectors that enable today’s Internet of Things (IoT). From 1974 to 1984, she held a broad set of management and executive roles at IBM, including General Manager PC Direct North America and global customer relationship marketing executive for the Personal Systems Group. She joined Intel Corporation as Vice President & Chief Operating Officer Intel Communications Group in 2001 and later held several VP & General Manager roles including General Manager of the Consumer Electronics Group. Her focus on connected embedded products and technologies continued with CEO and Chairman roles at software provider Intrinsyc from 2006 to 2008, and Vice Chair and CEO roles at software provider VirtualLogix from 2009 to 2010. Ms. Dorchak served from 2012 to 2013 as EVP & General Manager Global Business for Spansion, a leading provider of non-volatile memory solutions that was acquired by Cypress Semiconductor. Ms. Dorchak also served as a member of the Board of Energy Focus from 2015 to February 2019.

Principal Occupation
Independent corporate director.

Other Directorships
Ms. Dorchak is a director of Mellanox Technologies, Ltd. and Quantenna Communications Inc.

14 2019 ANSYS Proxy Statement

Guy E. Dubois Age 64 Independent Director since 2015 Chair of the Compensation Committee
Qualifications
Mr. Dubois’ qualifications to serve on the ANSYS Board of Directors include his service in senior leadership positions at software and technology companies, his extensive background in international operations, and his experience as a director of a publicly held company and as chairman of a board of directors.

Experience
From 2013 to 2015, Mr. Dubois was a Senior Advisor at Silver Lake, a leading private equity technology investor. From July 2011 to July 2012, he was CEO at TEMENOS, a banking software provider. From 2009 to 2011, Mr. Dubois served as President and CEO of MACH Group, a hub-based mobile communications exchange solutions provider. From 2007 to 2008, Mr. Dubois was the EVP and President of the global products division of Amdocs. From 2005 to 2007, he was President and CEO of Cramer Systems. Between 2001 and 2005, he was EVP at Peoplesoft, where he led strategy and business development outside North America. Previously, Mr. Dubois held senior positions with Vantive, Sybase and Digital Equipment Corporation.

Principal Occupation
Independent corporate director.

Other Directorships
Mr. Dubois currently serves as a director of Guidewire Software, Inc. and as Chairman of the Board of The Access Group.

Alec D. Gallimore Age 55 Independent Director since 2017 Audit Committee
Qualifications
Dr. Gallimore’s qualifications to serve on the ANSYS Board of Directors include his extensive background in engineering, research and how simulation can be used to create innovative products.
Alec D. Glimore Age 55 Independent Director since 2017 Audit Committee
Experience
Dr. Gallimore holds several posts at the University of Michigan, including the Robert J. Vlasic Dean of Engineering, the Chief Academic and Executive Officer of Michigan Engineering, the Richard F. and Eleanor A. Towner Professor of Engineering, an Arthur F. Thurnau Professor for teaching excellence, and as a professor in both the Department of Aerospace Engineering and the Applied Physics program. He is also director of the NASA-funded Michigan Space Grant Consortium and co-director of the Plasmadynamics and Electric Propulsion Laboratory. Dr. Gallimore has graduated 40 Ph.D. students and 14 master’s students, has written more than 340 technical articles, and holds several patents. He has served on a number of NASA and US Department of Defense boards and studies, including as a member of the United States Air Force Scientific Advisory Board.

Principal Occupation
As described above, Dr. Gallimore holds several posts at the University of Michigan.

2019 ANSYS Proxy Statement 15

Ajei S. Gopal Age 57 President and Chief Executive Officer Director since 2011
Qualifications
Dr. Gopal’s qualifications to serve on the ANSYS Board of Directors include his background in both technology and senior management of large software and technology companies, and his experience in global operations and business development.

Experience
Dr. Gopal has been serving as the Company’s President and CEO since January 2017. From August 2016 through December 2016, Dr. Gopal served as the Company’s President and Chief Operating Officer. He was appointed as an independent member of the Board in 2011, and served in that capacity until his employment by the Company as of August 2016. From April 2013 until he joined the Company, Dr. Gopal was an operating partner at Silver Lake, including a secondment to serve as interim President and COO at Symantec Corporation. From 2011 until 2013, he was Senior Vice President at Hewlett Packard. Prior to that, Dr. Gopal was Executive Vice President at CA Technologies from 2006. From 2004 to 2006, he worked for Symantec Corporation, where he served as Executive Vice President and Chief Technology Officer. Earlier, Dr. Gopal served as CEO and a member of the board of ReefEdge Networks, a company he co-founded in 2000. Before that, he worked at IBM from 1991 to 2000, initially at IBM Research, and later in IBM’s Software Group.

Principal Occupation
President and CEO of ANSYS, Inc. and a member of its Board of Directors.

Other Directorships
Dr. Gopal serves on the board of Citrix Systems, Inc. and is a member of its Compensation Committee.

William R. McDermott Age 57 Independent Director since 2007 Chair of the Nominating and Corporate Governance Committee Compensation Committee
Qualifications
Mr. McDermott’s qualifications to serve on the ANSYS Board of Directors include his 20+ years in top positions with large, leading global software and technology companies as well as his extensive general management, international and customer-facing insights.

Experience
Mr. McDermott was appointed CEO of SAP in May 2014. From February 2010 to May 2014, Mr. McDermott was co-CEO of SAP, the world’s business software market leader. He leads the company’s more than 96,000 employees and 2+ million-person ecosystem.

Mr. McDermott’s innovation-led strategy for SAP has resulted in expansive increases in customers, total revenue, market value and profitable growth. SAP employees’ approval for Mr. McDermott on the website Glassdoor hovers around  99%. As the only American in history to lead Europe’s most valuable technology company, Mr. McDermott advises  world leaders and policymakers on issues including youth unemployment, digital government and international trade policy. Prior to SAP, Mr. McDermott served as Executive Vice President of Worldwide Sales and Operations at Siebel Systems and as President of Gartner, Inc. He spent 17 years at Xerox Corporation holding various senior management positions, including as its youngest president and corporate officer.

Principal Occupation
Mr. McDermott is the CEO of SAP SE and a member of its Executive Board.

Other Directorships
Mr. McDermott serves on the board of Under Armour, Inc. and Dell SecureWorks.

16 2019 ANSYS Proxy Statement

Director Independence
The Board completed a thorough review of the independence of each ANSYS director. This review included investigation into the relationships that each non-employee director has with ANSYS and other factors that the Board deemed relevant in determining independence, such as beneficial ownership of our capital stock. The Board has determined that each of Mr. Dubois, Dr. Gallimore, Mr. Hovsepian, Mr. McDermott, Mr. Thurk, Ms. Anasenes, Ms. Scherer, and Ms. Dorchak is not an affiliate or employee of the Company and is independent under Rule 5605 of the Nasdaq Stock Market listing requirements and the Exchange Act.
Board Responsibilities
The Board has adopted Corporate Governance Guidelines to promote the effective functioning of the Board and its committees and provide the framework for corporate governance of the Company. The Company’s current Corporate Governance Guidelines are available on the investor relations section of our website https://investors.ansys. com under the heading “Corporate Responsibility.”
Oversight of Risk Management
The Board has responsibility to provide risk oversight as a part of each director’s obligations to the Company and its stockholders. The Board aims to set a healthy “tone at the top” and guides the Company’s management to take appropriate measures to control material risk. The Board executes on these responsibilities directly and also through its standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, each of which is comprised solely of members and chairs who qualify as independent directors. While the Board believes that the Company practices good risk management strategies and processes, it is the Board’s responsibility to oversee the pressure testing of these strategies and processes on a continuous basis in order to ensure that risk management stays effective despite evolving market conditions, business strategies, regulatory rules, and Company development.
Our Board delegates principal responsibility for its risk management and assessment functions to its Audit Committee. The Board directly receives a quarterly risk report from the General Counsel. Likewise, the Audit Committee receives a risk management update from the Company’s management as part of its regular quarterly meetings. In addition, the Audit Committee oversees the Company’s annual enterprise business risk assessment and bi-annual fraud risk assessment which are conducted by the Company’s internal auditor. The internal auditor delivers reports directly to the Audit Committee. This annual assessment reviews the Company’s performance with regard to ongoing financial, operational, and strategic risks, both existing and new. The Nominating and Corporate Governance Committee oversees and reports to the Board on the progress of the Company’s corporate responsibility program including the program’s initiatives in environmental, social and governance areas.

Details on the activities and responsibilities of the Board’s committees are discussed later in this proxy statement. In summary, the Board provides oversight over risk that is material to the Company’s long- term stockholder value. The committees implement the Board’s risk oversight in particular focus areas, namely:
•
The Audit Committee provides primary oversight over financial, commercial, operational and strategic risks, including but not limited to financial reporting, legal and regulatory compliance, internal controls and cyber-security;

•	The Compensation Committee provides primary oversight over the Company’s compensation practices and policies; and

•
The Nominating and Corporate Governance Committee provides primary oversight over corporate governance practices, succession planning, and the corporate responsibility program (which also covers environmental and social matters).

We have determined that the Chair of the Audit Committee and the Chair of the Compensation Committee should not serve on another committee with a significant area of risk management given the risk oversight responsibilities of their respective committees.
Stockholder Engagement
We take pride in our engagement with our stockholders. We welcome the insights and feedback our stockholders bring to our management team and take the stockholders’ point of view into account when developing our governance practices. The Board firmly believes the mutual trust we aim to build with our stockholders is one of the key components of good governance and is an important element of driving Board responsibility and a strong governance culture.
ANSYS has a very active investor relations program and we engage with stockholders and interested investors globally throughout the year via investor conferences, non-deal roadshows, conference calls and headquarters visits. We conducted an investor perception study in the winter of 2018, eliciting feedback from owners, former owners and buy-side analysts. This feedback was shared with the Board and will be used as a guide to enhance our ongoing investor communications. The feedback was very positive and overall opinions remained favorable, with above average marks on key attributes. We held an Investor Day on September 14, 2017, and plan to hold another Investor Day in September 2019. The event is an opportunity for investors to meet and engage with senior management and to learn about our vision, strategy and go-to-market plans. The video archive and presentations from these events are made available on the investor relations section of our website https://investors.ansys. com.
Stockholder Communications
Stockholders may communicate with the Board by writing to:
ANSYS, Inc. Board of Directors
c/o General Counsel and Secretary ANSYS, Inc.
Southpointe
2600 ANSYS Drive
Canonsburg, PA, 15317
The Company Secretary will promptly deliver to the appropriate directors all communications addressed to the Board received at this address.

2019 ANSYS Proxy Statement  17

Related-Party Transactions
ANSYS has adopted a written policy providing that all transactions of the Company of an amount over $120,000, in which the Company’s officers, directors and other affiliates have a material interest, must be approved by a majority of the disinterested members of the Audit Committee. The Audit Committee oversees compliance with the policy, including determining whether any updates should be made to the policy. The Company believes that its policy provides for a focused approach to reviewing and considering any potential related party transactions. In 2018, the Company entered into an agreement with SAP to embed ANSYS’ pervasive simulation solutions for digital twins into SAP’s market-leading digital supply chain, manufacturing and asset management portfolio for an aggregate dollar amount representing well below 1% of either company’s annual consolidated gross revenues or expenses. The Company analyzed this transaction as a possible related-party transaction, since Mr. McDermott is the CEO of SAP, but the Audit Committee concluded that he did not have an indirect material interest in the SAP transactions with ANSYS.
Board Structure and Processes
Leadership Structure
The roles of Chairman of the Board and CEO of the Company are separated, and the role of Chairman will be held by an independent director pursuant to our Corporate Governance Guidelines effective April 30, 2019, when Mr. Cashman retires from the Board. Mr. Hovsepian, our current Lead Independent Director of the Board, will become the Chairman of the Board on that date. Mr. Hovsepian has and will have, as Chairman, the principal responsibility for leading meetings of our independent directors, which ensures that our independent directors have a strong voice in the leadership of the Board.

Our Chairman of the Board is the primary point of consultation with the Nominating and Corporate Governance Committee regarding director nominations and process and management succession planning, which the Company believes helps to maintain a strong and independent direction to our highest-level governance matters. We believe that this structure provides our Board with the greatest breadth of leadership and depth of experience, while also providing balance for the direction of the Company. It gives primary responsibility for the Company’s operational leadership to our CEO. The Chairman of the Board facilitates our Board’s independent oversight of management, enables communication between the management and the Board, and leads the Board’s consideration of governance matters. The Nominating and Corporate Governance Committee periodically reviews the Board’s leadership structure and, when appropriate, recommends changes in response to evolving needs.
Board Processes
Each standing committee of the Board conducts a thorough evaluation of its effectiveness each year. In addition, the Nominating and Corporate Governance Committee conducts an annual evaluation of the Board. The purpose of the evaluations is to identify areas of strength and areas for improvement in the activities and effectiveness of each committee and the Board. The evaluations are generally in the form of a detailed assessment performed by the Chair of each committee. The Chair of the Nominating and Corporate Governance Committee conducts the assessment of the Board. The process begins with the Chair initiating the assessment using a questionnaire. The Chair then engages with individual Board members, summarizes conclusions about performance, and then leads a candid discussion with the relevant committee and the Board. The Board then takes such further action as it deems appropriate.
The Company supports and encourages the continuing education of Board members. The Company maintains membership in the National Association of Corporate Directors and reimburses the directors for their expenses in attending trainings and other events on topics including committee roles and responsibilities, and legal and ethical developments. The Company also provides educational sessions periodically to the Board on the Company’s business, industry developments, and other pertinent topics.
Board Meetings
Our Board held 7 meetings during 2018. Each of the directors attended at least 75% of the aggregate of the Board meetings and meetings of Board committees of which they were a member during the periods they served in 2018.
Committees
Our Board has the following standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board may from time to time establish ad hoc and special purpose committees.
Audit Committee

Chair	Ms. Scherer
Members	Ms. Anasenes
Gallimore
Mr. Thurk
Meetings Held in 2018	5

Each member of the Audit Committee is not an affiliate or employee of the Company and is independent as such term is defined in Rule 5605 of the Nasdaq Stock Market listing requirements. Our Board has determined that each of Ms. Scherer and Ms. Anasenes qualifies as an “audit committee financial expert.”
Our Audit Committee oversees our accounting and financial reporting process and the audit of our financial statements and monitors legal and regulatory compliance. The committee is responsible for, among other things:

•	Selecting our independent registered public accounting firm to audit financial statements and to perform services related to the audit;

18  2019 ANSYS Proxy Statement

•	Reviewing the scope and results of the audit;

•
Reviewing with the Company’s management and our independent registered public accounting firm the Company’s quarterly and annual operating results, including the Company’s audited financial statements;

•	Reviewing our periodic disclosures related to the Company’s financial statements;

•	Considering the adequacy of our internal accounting procedures;

•	Overseeing the adequacy and effectiveness of disclosure controls and procedures;

•	Overseeing internal audit and compliance with the Sarbanes-Oxley Act of 2002;

•	Overseeing our risk management policies and practices;

•	Overseeing related party transactions;

•	Overseeing procedures for addressing complaints and anonymous employee submissions and related controls; and

•	Monitoring legal and regulatory compliance.

Our Audit Committee charter is available on the investor relations section of our website https://investors.ansys.com under the heading “Corporate Responsibility.”
Compensation Committee

Chair	Mr. Dubois
Members	Ms. Dorchak
Hovsepian
Mr. McDermott
Meetings Held in 2018	6

Each member of the Compensation Committee is not an affiliate or employee of the Company and is independent as such term is defined in Rule 5605 of the Nasdaq Stock Market listing requirements. Our Compensation Committee oversees our compensation policies, plans and programs. The committee is responsible for, among other things:

•	Reviewing and approving the compensation of our CEO;

•	Reviewing and approving the compensation of our other executive officers;

•	Overseeing risks related to the Company’s overall compensation practices;

•	Approving and administering our equity plans; and

•	Reviewing, and recommending to the Board for approval, the compensation of our non-employee directors.

Our Compensation Committee charter is available on the investor relations section of our website https://investors.ansys.com under the heading “Corporate Responsibility.”
Nominating and Corporate Governance Committee
Chair	Mr. McDermott
Members*	Mr. Hovsepian
Mr. Thurk
Meetings Held in 2018	6
*Ms. Dorchak will join the Nominating and Corporate GovernanceCommittee on the date of the 2019 annual meeting.
Each member of the Nominating and Corporate Governance Committee is not an affiliate or employee of the Company and is independent as such term is defined in Rule 5605 of the Nasdaq Stock Market listing requirements.
Our Nominating and Corporate Governance Committee oversees and assists our Board in reviewing and recommending corporate governance policies and nominees for election to our Board and its committees. The committee is responsible for, among other things:

•	Overseeing the qualification and nomination process for potential director candidates;

•	Reviewing the continued qualifications of existing directors;

•	Developing, reviewing and monitoring the implementation of the Company’s corporate governance guidelines;

•	Overseeing the annual performance evaluation for the Board;

•	Overseeing succession planning for our executives;

•	Reviewing the directors and officers insurance policy and indemnification arrangements;

•	Reviewing the structure of the Board and its committees; and

•	Overseeing the Company’s corporate responsibility program.

Our Nominating and Corporate Governance Committee charter is available on the investor relations section of our website https://investors.ansys.com under the heading “Corporate Responsibility.”
Director Nomination Process
The Nominating and Corporate Governance Committee considers candidates for the Board suggested by Board members, management and stockholders, and recommended to the Board the re-election of the Class II director nominees at the 2019 annual meeting.
The Nominating and Corporate Governance Committee may also retain a third-party search firm to identify candidates for the Board. A stockholder submitting a prospective nominee for the Board should follow the procedures described under “Stockholder Proposals and Nominations for the 2020 Annual Meeting.”
Consistent with the Company’s historic practices from time to time, the Company engaged an external recruitment firm in 2018 to assist in its search for qualified candidates to the Board. The Nominating and Corporate Governance Committee directed the recruitment firm to find candidates with certain qualifications, including skills in technology, people management, risk management, financial acumen, and domestic and global business development.

2019 ANSYS Proxy Statement  19

Further, candidates were sought with traditional and non-traditional experience and backgrounds, reflected by diversity in skills, abilities, industry knowledge, experience, gender, race and ethnicity. Under the guidance of our Lead Independent Director, and consistent with our evaluation process for prospective nominees, the suitability of qualified candidates was vetted and extensive personal interviews were conducted with our directors and executive management. The Company’s director search firm presented Ms. Anasenes as a director candidate to the Nominating and Corporate Governance Committee and Ms. Dorchak was identified as a director candidate by one of our independent directors (and the search firm was used to assist with due diligence regarding her candidacy). Once the Nominating and Corporate Governance Committee determined to recommend their respective nomination to the Board, the search firm assisted the Nominating and Corporate Governance Committee with the presentation of information regarding their candidacy for the Nominating and Corporate Governance Committee’s recommendation for their election to the Board.
Compensation Committee Interlocks and Insider Participation No member of our Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries and all members are considered independent as such term is defined in Rule 5605 of the Nasdaq Stock Market listing requirements. No member of the Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

Director Attendance at the 2018 Annual Meeting
We do not have a policy with respect to directors’ attendance at our annual meeting of stockholders, but directors are encouraged to attend. Eight of the ten director nominees and directors at the time of our 2018 annual meeting attended the meeting: Mr. Dubois, Dr. Gallimore, Dr. Gopal, Mr. Hovsepian, Mr. Cashman, Mr. McDermott, Ms. Scherer and Mr. Thurk.

NON-EMPLOYEE DIRECTOR COMPENSATION

Our non-employee director compensation program is designed to attract, retain and reward qualified directors and align the financial interests of the non-employee directors with those of our stockholders. Pursuant to this program, each non-employee director will receive the following cash and equity compensation for Board service. We also reimburse our non-employee directors for expenses incurred in connection with attending Board and committee meetings, assisting with other Company business, such as meeting with potential officer and director candidates, as well as continuing director education.

Cash Compensation
During 2018, our non-employee directors were entitled to receive the following cash fees:

•	$40,000 per year for service as a Board member;

•	$40,000 per year for service as the Lead Independent Director (or Chairman of the Board, as of April 30, 2019);

•	$25,000 per year for service as Chair of the Audit Committee;

•	$20,000 per year for service as Chair of the Compensation Committee;

•	$15,000 per year for service as Chair of the Nominating and Corporate Governance Committee;

•	$10,000 per year for service as a member of the Audit Committee;

•	$10,000 per year for service as a member of the Compensation Committee;

•	$5,000 per year for service as a member of the Nominating and Corporate Governance Committee;

Equity Compensation
Each then-serving non-employee director is granted a Restricted Stock Unit (“RSU”) award having a value of $300,000 on the date of each annual meeting of stockholders. If an independent director’s commencement date is other than the date of an annual meeting of stockholders, such independent director may be granted, on such independent director’s commencement date, an annual award having an award value prorated based on the number of days between such director’s commencement date and the next annual meeting of stockholders. Glenda M. Dorchak and Nicole Anasenes both received a pro-rated initial award upon being appointed to the Board in July 2018 pursuant to the terms outlined above.
The annual RSU awards will vest upon the earlier of one year after grant or the next annual meeting of stockholders, subject to accelerated or prorated vesting under certain circumstances such as death or disability or change in control of the Company. Shares of our common stock will be issued at, or shortly following, the vesting of the RSUs.
Prior to 2016, certain of our non-employee directors were granted deferred stock units (“DSUs”) as part of our director compensation program. In 2016, our Compensation Committee approved a plan to allow our non-employee directors to have the ability to diversify a portion of any DSUs that may be held by such Director, subject to the Director Stock Ownership Guidelines (described on page 21). Since November 1, 2016, non-employee directors have been permitted to individually choose whether to retain all or part of his or her existing DSUs or to elect another investment alternative, such as an index or mutual fund or funds. This program is subject in all respects to our Director Stock Ownership Guidelines, meaning that directors would only be permitted to diversify DSUs held in excess of the required minimum ownership guidelines. Only one of our non-employee directors elected to diversify a portion of his or her DSUs in 2018.
Our employee directors do not receive additional compensation for service on the Board.

20  2019 ANSYS Proxy Statement

DIRECTOR COMPENSATION TABLE FISCAL YEAR 2018

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Nicole Anasenes(4)	$20,750	$228,495	–	$249,245
James E. Cashman(5)	$0	$0	$228,739	$228,739
Glenda M. Dorchak(4)	$20,750	$228,495	–	$249,245
Guy E. Dubois	$56,175	$300,338	–	$356,513
Alec D. Gallimore	$50,000	$300,338	–	$350,338
Ronald W. Hovsepian	$93,088	$300,338	–	$393,426
William R. McDermott	$65,000	$300,338	–	$365,338
Bradford C. Morley(6)	$26,775	–	–	$26,775
Barbara V. Scherer	$59,263	$300,338	–	$359,601
Michael C. Thurk	$53,088	$300,338	–	$353,426
Patrick J. Zilvitis(6)	$24,863	–	–	$24,863

(1) Dr. Ajei Gopal has been omitted from this table because he received no compensation for serving on our Board in fiscal 2018. Dr. Gopal’s compensation as President and CEO for fiscal 2018 is detailed in “Summary Compensation Table (Fiscal Years 2018, 2017 and 2016)” and related tables of this proxy statement beginning on page 36.

(2) The values set forth in this column are based on the aggregate grant date fair values of awards computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, “Compensation-Stock Compensation” (“FASB ASC Topic 718”). The grant date fair values of the RSU awards are computed based upon the closing price per share of ANSYS’ stock on the date of grant. These amounts reflect fair values of these awards on the grant dates, and do not correspond to the actual value that may be recognized by the non- employee directors.

(3) The following are the number of outstanding stock option awards held by each of our non-employee directors as of December 31, 2018. Mr. Thurk: 31,500. The following are the number of outstanding DSU awards held by each of our non-employee directors as of December 31, 2018: Mr. Dubois: 1,857; Mr. Hovsepian: 21,523; Mr. McDermott: 39,420; Ms. Scherer: 12,765; and Mr. Thurk: 17,600. The following are the number of outstanding RSU awards held by each of our non-employee directors as of December 31, 2018: Mr. Cashman: 33,658; Ms. Anasenes: 1,353; Ms. Dorchak: 1,353; Mr. Dubois: 1,821; Dr. Gallimore: 1,821; Mr. Hovsepian: 1,821; Mr. McDermott: 1,821; Ms. Scherer: 1,821; and Mr. Thurk: 1,821. As of December 31, 2018, Mr. Cashman also had 35,000 PSU awards (at a target performance level) outstanding.

(4) Ms. Anasenes and Ms. Dorchak were appointed to the Board on July 18, 2018. They both received a prorated RSU award and fees for fiscal 2018.

(5) Pursuant to the terms of his Transition Agreement, as disclosed in earlier filings, Mr. Cashman received an RSU award in 2017, and was to remain eligible to participate in all of the Company’s benefit plans subject to the terms of such plans. The amount disclosed in the “All Other Compensation” column consists of $214,286 in salary paid in bi-monthly installments, $4,156 in 401(k) match contributions, $7,200 in car allowance, $1,440 in home office allowance and $1,657 in fringe benefits.

(6) Mr. Morley and Mr. Zilvitis ceased their respective service on the Board at the 2018 annual meeting of stockholders.

Director Stock Ownership Guidelines

Non-employee directors are required to satisfy minimum stock ownership guidelines. Under these guidelines, non-employee directors are required to own equity in the form of stock or DSUs of the Company. During 2018, the measurement of the guidelines changed from a flat number of 5,000 shares to a minimum of 5 times the cash retainer. This change is competitive with the practices of our peer group. Each non-employee director is required to maintain this minimum amount throughout his or her tenure as a member of our Board. New Board members have five years to attain this minimum stock ownership level. In 2018, each non-employee director met his or her stock ownership guidelines (or is on track to do so by the end of the applicable five-year period). The Company’s current Corporate Governance Guidelines are available on the investor relations section of our website https://investors.ansys.com under the heading “Corporate Responsibility.”

The Compensation Committee has the primary responsibility for reviewing the compensation paid to non-employee directors and making recommendations for adjustments, as appropriate, to the full Board.

2019 ANSYS Proxy Statement  21

PROPOSAL 2	Ratification of Selection of Independent Registered Public Accounting Firm for Fiscal Year 2019

The Audit Committee of the Board has appointed Deloitte & Touche LLP, independent registered public accountants, to audit our financial statements for the fiscal year ending December 31, 2019. During the fiscal year ended December 31, 2018, Deloitte & Touche LLP served as our independent registered public accounting firm.

Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of ANSYS and its stockholders. At the 2019 annual meeting, the stockholders are being asked to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Our Audit Committee is submitting the selection of Deloitte & Touche LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Deloitte & Touche LLP will be present at the 2019 annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee may reconsider the appointment.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2019.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

The Audit Committee selects the Company’s independent registered public accounting firm to audit financial statements and to perform services related to the audit, reviews the scope and results of the audit with that accounting firm, reviews with management and that accounting firm the Company’s quarterly and annual operating results, including the Company’s audited financial statements, reviews the periodic disclosures related to the Company’s financial statements, considers the adequacy of the Company’s internal accounting procedures, oversees internal audit and compliance with the Sarbanes-Oxley Act of 2002, oversees procedures for addressing complaints and anonymous employee submissions and related controls, and oversees the Company’s risk management policies and practices.

With respect to 2018, the Audit Committee:

•	Reviewed and discussed the audited financial statements with the Company’s management;

•
Discussed with Deloitte & Touche LLP the matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”); and

•
Received the written disclosures and the letter from Deloitte & Touch LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with Deloitte & Touche LLP its independence.

Based on these reviews and discussions, our Audit Committee has recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the Securities and Exchange Commission (“SEC”).

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. To oversee continuing audit independence and objectivity, the Audit Committee periodically considers whether there should be a rotation of the independent registered public accounting firm.

During our fiscal year ended December 31, 2018, Deloitte served as our independent registered public accounting firm. Deloitte has served as the Company’s independent registered public accounting firm since 2002. Prior to that, ANSYS’ independent accounting firm was Coopers & Lybrand from 1996 until its merger with Price Waterhouse in 1998, at which time PricewaterhouseCoopers LLP served in the role.

The Audit Committee annually reviews Deloitte’s independence and performance in connection with the Audit Committee’s determination of whether to retain Deloitte or engage another firm as our independent registered public accounting firm. In the course of these reviews, the Audit Committee considers, among other things:

•
Deloitte’s historical and recent performance on the ANSYS audit, including input from those ANSYS employees with substantial contact with Deloitte throughout the year about Deloitte’s quality of service provided, and the independence, objectivity, and professional skepticism demonstrated throughout the engagement by Deloitte and its audit team;

•	The quality and candor of Deloitte’s communications with the Audit Committee and management

•	External data relating to audit quality and performance, including recent PCAOB reports on Deloitte;

22  2019 ANSYS Proxy Statement

•	Deloitte’s independence;

•	Deloitte’s global capabilities, technical expertise, and knowledge of the Company’s global operations and industry;

•	The appropriateness of Deloitte’s fees, on both an absolute basis and as compared to its peer firms and the fees charged to other public software company peers;

•	Deloitte’s tenure as our independent auditor and its familiarity with our global operations and businesses, accounting policies and practices and internal control over financial reporting; and

•
Deloitte’s capability and expertise in handling the breadth and complexity of our global operations, including the Company’s acquisitions and phased implementation of enterprise CRM and HRIS systems on a worldwide basis over the next several years.

Based on this evaluation, the Audit Committee considers Deloitte well qualified, with offices or affiliates in or near most locations in the U.S. and other countries where ANSYS operates. The Audit Committee believes that Deloitte is independent and that it is in the best interests of the Company and our stockholders to retain Deloitte to serve as our independent registered public accounting firm for 2019.

Audit Committee
Barbara V. Scherer, Chair
Nicole Anasenes
Alec D. Gallimore
Michael C. Thurk

The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of ANSYS under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates the Report by reference therein.

Independent Registered Accounting Firm Services and Fees
The following table sets forth the aggregate fees billed to the Company for professional services rendered by Deloitte & Touche LLP for the fiscal years ended December 31, 2018 and 2017, including the reviews of the financial statements included in our Form 10-Q filings and general accounting consultations.

	2018	2017
Audit fees	$1,247,207	$999,650
Audit-related fees	$205,000	$197,500
Tax fees	$808,607	$547,357
All other fees	$157,267	–
Total	$2,418,081	$1,744,507

“Audit fees” in 2017 consisted of fees billed for professional services rendered for the audit of our annual financial statements and management’s report on internal control included in our annual reports on Form 10-K and for the review of the financial statements included in our quarterly reports on Form 10-Q, as well as services that generally only our independent registered public accountants can reasonably provide, including statutory audits and services rendered in connection with SEC filings. In 2018, in addition to the foregoing, “Audit fees” also included services rendered for the audit of our adoption of certain provisions of the Tax Cuts and Jobs Act of 2017 and our adoption of new revenue recognition requirements pursuant to FASB ASC Topic 606 (Revenue from Contracts with Customers).

“Audit-related fees” are for assurance and related services by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of our financial statements, including financial and tax due diligence related to business acquisitions.
Changes in accounting and tax regulations tend to cause an increase in Audit fees and Audit-related fees, which we believe will continue.

“Tax fees” consisted of fees billed for tax compliance, consultation and planning services. Tax fees in 2018 did not exceed aggregate audit and audit-related fees paid to Deloitte & Touche LLP, and $449,711 of the tax fees incurred in 2018 related to tax return preparation services. Tax fees in 2017 did not exceed aggregate audit and audit-related fees paid to Deloitte & Touche LLP in 2017, and $345,464 of the tax fees incurred in 2017 related to tax return preparation services.

“All other fees” consisted of consulting services associated with information technology projects.

Deloitte & Touche LLP did not provide any services to us related to financial information systems design and implementation during 2018 or 2017.

All of the services performed by Deloitte & Touche LLP in 2018 and 2017 were pre-approved in accordance with the pre-approval policy and procedures adopted by our Audit Committee. The policy requires that during each of the Audit Committee’s scheduled quarterly meetings, a description of services requested to be provided by the independent registered public accounting firm during the following quarter will be submitted to the Audit Committee for approval. Any request for audit, audit-related, tax and other services not contemplated during the quarterly approval process must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Our Audit Committee has considered whether the provision of services, including non-audit services, by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche LLP’s independence, and has concluded that it is compatible.

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PROPOSAL 3	Advisory Vote on Compensation of Our Named Executive Officers

As required by SEC rules, we are asking stockholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section beginning on page 25, the compensation tables and the related narratives appearing in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement. We currently hold our Say-on-Pay vote every year consistent with the expressed wishes of our stockholders who voted at our 2011 and 2017 annual meetings to conduct this advisory vote on an annual basis, which we will continue to do until the next vote on the frequency of holding our Say-on-Pay proposals in 2023.

The Say-on-Pay vote is advisory, and therefore is not binding on us, our Compensation Committee or our Board. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board and our Compensation Committee value the opinions of our stockholders.

We believe that our executive compensation program is effective in achieving the Company’s objective of attracting and retaining top- level talent.
Accordingly, we ask our stockholders to vote “FOR” the following resolution at the 2019 annual meeting:

“RESOLVED, that the stockholders approve, on a non-binding, advisory basis, the compensation paid to the named executive officers, as disclosed in the proxy statement for the 2019 annual meeting pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, and other related disclosure.”

THE BOARD RECOMMENDS A VOTE “FOR” ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

OUR EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of March 31, 2019.

Name	Age	Title
Ajei S. Gopal	57	President and Chief Executive Officer
Maria T. Shields	54	Senior Vice President and Chief Financial Officer
Richard S. Mahoney	56	Senior Vice President, Worldwide Sales and Customer Excellence
Prithviraj Banerjee	58	Chief Technology Officer
Shane Emswiler	44	Vice President and General Manager, Mechanical, Fluids and Electronics Business Units
Janet Lee	55	Vice President, General Counsel and Secretary
Matthew C. Zack	49	Vice President, Business Development and Corporate Marketing

Ajei S. Gopal The biographical information of Dr. Gopal is set forth in “Proposal 1: Election of Directors - Director Nominations.”

Maria T. Shields has been our Chief Financial Officer and Vice President of Finance and Administration since September 1998. She was promoted to Senior Vice President in April 2018. Previously, she served as our Corporate Controller since September 1994 and as a Vice President since May 1998. Prior to joining the Company,
Ms. Shields held various positions as a CPA with Deloitte & Touche LLP, including that of audit manager. Ms. Shields serves as a Director of the First National Bank of Pittsburgh Community Board.

Richard S. Mahoney joined ANSYS as our Vice President of Worldwide Sales and Customer Excellence in December 2016. He was promoted to Senior Vice President in April 2018. From 2014 to 2016, he was Senior Vice President, Design Enablement and International Sales, at Global Foundries. Prior to that time, he had a long successful career at Cadence Design Systems, starting in 1989 as a software developer and architect, then advancing to Senior Vice President of Worldwide Field Operations with responsibility for worldwide sales, field application engineering, customer support and sales operations. He brings a wealth of experience in sales leadership, business management, operations and technical roles. While at Cadence, he led a global engineering team and was responsible for international sales.

Prithviraj Banerjee joined ANSYS in October 2018 as our Chief Technology Officer. Previously, he was Senior Client Partner at Korn Ferry from June 2017 to September 2018. He was Executive Vice President and Chief Technology Officer of Schneider Electric from August 2015 to June 2017. Previously, from May 2013 to August 2015 he was Managing Director of Global Technology Research and Development at Accenture, and from April 2012 to May 2013 he was Chief Technology Officer and Executive Vice President of ABB. He was Senior Vice President of Research and Director of HP Labs

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from July 2007 to March 2012. Before that time, he spent more than 20 years in academia as Dean of the College of Engineering at the University of Illinois at Chicago, Chairman of Electrical Engineering at Northwestern University, and Professor of Electrical Engineering at the University of Illinois at Urbana-Champaign. He has also founded two electronic design automation companies, AccelChip in 2000 and BINACHIP in 2005. His research interests are in electronic design automation, and parallel computing, and he is the author of approximately 350 research papers in journals and conferences. He is a Fellow of the AAAS, ACM and IEEE. He received a B.Tech. in electronics engineering from the Indian Institute of Technology, Kharagpur, and an M.S. and Ph.D. in electrical engineering from the University of Illinois, Urbana.

Shane Emswiler joined ANSYS as a result of the Ansoft acquisition in 2008. He has been in the simulation industry for 16 years bringing significant experience to his current role. Since April 2017, he has been Vice President and General Manager, Mechanical, Fluids and Electronics Business Units. Previously, he was Vice President and General Manager of the Electronics Business Unit which he held since 2010 when he transitioned from Chief Financial Officer of Ansoft. Prior to joining Ansoft, he was a Senior Manager with Ernst & Young LLP.

Janet Lee joined ANSYS as Vice President, General Counsel & Secretary in June 2017. From 2010 to 2017, she was the Vice
President, Legal and Intellectual Property at HERE Technologies. Prior to that time, she had a successful career at Nokia, starting in 2007 as a Director for Legal and Intellectual Property supporting the Nokia Research Center, then advancing to Vice President for Legal and Intellectual Property matters for services. She worked until 2007 as Assistant General Counsel at America Online, Inc. Ms. Lee was an attorney at Cooley Godward LLP from 1996 to 1999. From 1995 to 1996, she was General Counsel to the Renaissance Capital Group. She was an attorney for Clifford Chance from 1993 to 1995, and for Paul, Weiss, Rifkind, Wharton and Garrison from 1991 to 1993.

Matthew C. Zack joined ANSYS as the Vice President, Business Development and Corporate Marketing in April 2017. He is a seasoned industry veteran with decades of experience, most recently as a Senior Corporate Development Executive at SAP from 2014 until April 2017. In that role, he identified potential M&A targets, executed transactions and delivered significant value for stockholders. Previously, he served as the  Executive Vice President and Chief Financial Officer of Ariba from 2012 to 2014 while leading corporate development and human resources. He was part of the management team that transformed Ariba to the cloud, fueling its growth and a nearly 400 percent increase in share price. Before joining Ariba, he headed corporate development at FreeMarkets and served in various consulting roles at Accenture.

COMPENSATION DISCUSSION AND ANALYSIS

Our Named Executive Officers
This Compensation Discussion and Analysis (“CD&A”) section describes the compensation of our named executive officers. Our named executive officers for Fiscal 2018 are Ajei S. Gopal, Maria T. Shields, Richard S. Mahoney, Shane Emswiler, and Janet Lee.

Overview of Compensation Program & Philosophy
Paying for performance is the guiding principle of ANSYS’ total rewards strategy. ANSYS’ philosophy is to target actual total compensation at the 50th percentile of the market. However, for sustained superior performance, ANSYS’ philosophy is to provide premium actual total compensation that is comparable to the upper quartile of the peer group.

Our Compensation Committee ensures that the total compensation paid to our named executive officers is reasonable, competitive and principally performance-based. Generally, the types of compensation and benefits provided to our named executive officers are similar to those provided to our other officers and employees.

Fiscal 2018 Business Highlights
ANSYS continued its positive momentum in 2018. The Company progressed toward its ambition of pervasive engineering simulation, and its goal of double-digit revenue growth by 2020. We maintained our focus on renewed top-line growth while preserving our commitment to strong operating margins and cash flow. For the year ended December 31. 2018, annual contract value (ACV) grew 17% in constant currency The Company also repurchased
1.7 million shares during the year at an average price per share of $161.12.

The performance of ANSYS common stock through September 30, 2018 on the Nasdaq Stock Market was 27%, outperforming the major indices, S&P 500 and Nasdaq Composite, which increased 9% and 17%, respectively. Going into the final quarter of the year, ANSYS performance was impacted by a broader technology correction, with the software sector experiencing a significant sell-off, declining 18%.

ANSYS, Inc	S&P 500 Software & Services Index

NASDAQ Composite Index	S&P 500

2019 ANSYS Proxy Statement  25

Business Progress
Our successes in 2018 were powered by a focus on investment in high priority areas. We directed the majority of our internal R&D spending toward our core technologies – investments aimed at continuous improvement in the accuracy and usability of our multi- physics tools, and the construction of an integrated platform to deliver our services. We also invested in next generation technologies that are adjacent to our core focus areas, including those that support digital exploration, additive manufacturing, digital twins, and autonomous vehicles. During 2018, we launched a new version of our flagship product, ANSYS 19.2. ANSYS 19.2 offers a revolutionary task-based workflow, with Mosaic meshing technology that accelerates Fluent computational fluid dynamics simulations, among many other enhancements. Last year, we launched our Discovery line of products. Discovery is now gaining traction, providing a new paradigm in 3D design exploration by bringing real time simulation into the hands of every engineer, including early stage design engineers.

In the second quarter of 2018, we acquired OPTIS, a leading provider of software for the simulation of light, human vision and physics-based visualization, thus adding an exciting new element to our multi-physics suite. The acquisition is a significant milestone in ANSYS’ delivery of a comprehensive solution for simulating autonomous vehicles – offering a broad toolset for validating the operation of these vehicles and reducing the need for road testing. In February 2019, we acquired Granta Design, a premier provider of materials information technology, giving ANSYS customers access to intelligence related to the performance of metals, plastics and other materials. We also acquired Helic in February 2019. Helic is an industry-leading provider of electromagnetic crosstalk solutions for systems on chips (SoCs). ANSYS will now be offering a comprehensive solution for on-chip, 3D integrated circuit and chip package system electromagnetics and noise analysis. In addition to our acquisitions, we also expanded our ecosystem in 2018 through key collaborations with complementary partners – working with SAP to incorporate ANSYS Twin Builder runtimes into its cloud-based product Predictive Engineering Insights, with PTC to embed ANSYS Discovery Live and AIM within its Creo product for CAD-embedded simulation, and with Synopsys to integrate ANSYS RedHawk with its IC Compiler II for early signoff accuracy.

In addition to these milestones in product development and partnerships, the Company continued its investment in its sales and operational infrastructure. The go-to-market strategy continued to yield strength through diversity of customers, channel partners, industry mix, geographies, and types of licenses. We continue to recruit top talent globally, with headcount increasing by 17.2% in 2018. Investments in our IT infrastructure and shared services teams will provide the resources needed to support this growth.

2018 Say-on-Pay
Our Compensation Committee met to determine the compensation of our named executive officers for 2019, in February 2019. The Compensation Committee considered the results of the 2018 non- binding advisory “Say-on-Pay” proposal in connection with the discharge of its responsibilities regarding executive compensation. Since 95.3% of our stockholders voting on the “Say-on-Pay” proposal approved the compensation of our named executive officers at our 2018 annual meeting, the Compensation Committee did not make any material changes to our compensation program.

Executive Compensation Best Practices
Our Compensation Committee has implemented best practices in executive compensation, including the following:

What We Do	What We Don’t Do
Performance-based cash and equity incentives	No “single trigger” change of control benefits
Significant portion of executive compensation at risk based on Company performance	No post-termination retirement- or pension-type non-cash benefits or perquisites for our executive officers that are not available to our employees generally
Clawback provision on performance-based compensation	No tax gross-ups for change in control benefits
Stock ownership guidelines for directors and executive officers	No repricing or replacing of underwater options
Caps on performance-based cash and equity incentive compensation	No hedging or pledging of Company securities
100% independent directors on the Compensation Committee	No current dividends paid on unvested awards
Independent compensation consultant engaged by the Compensation Committee	No excessive risk-taking with compensation incentives
Annual review and approval of our compensation strategy
Limited perquisites

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Our 2018 Executive Compensation Program
Our executive compensation policies and practices reinforce our pay for performance philosophy and align with sound governance principles and stockholder interests. Listed below are highlights of our 2018 compensation policies and practices.

Equity	Performance-Based Restricted Stock Units (PSUs)
•      Objective performance measure based on Total Stockholder Return relative to the Nasdaq Composite Index* over a 3-year cumulative performance period.
•      Objective performance measure based on fiscal year non-GAAP revenue* and operating margin* over 3 consecutive one-year performance periods.
•      Vest three-years after grant date, contingent upon metric achievement and continued employment.

	Time-Based Restricted Stock Units (RSUs)	• Vest ratably over a 3 year period while employed
Cash	Salary	• Generally eligible for increases annually
	Performance Bonus	• Target performance bonus ranges from 60% - 100% of salary • Performance metrics based on Annual Contract Value (ACV)**; Operating Income** and Individual Metrics • Cash bonuses paid annually

* The calculation of this metric is described below under “Long-Term Equity Compensation”.
** The calculation of this metric is described below under “Performance-Based Cash Bonuses”.

Objectives of Our Compensation Program
The main objectives of our executive compensation program are to create a competitive total rewards package based on the attainment of short-term performance objectives and long-term strategic goals and to retain and attract qualified executive officers who will lead us to long-term success and enhance stockholder value. Each element of our compensation program supports these objectives.

Role of Compensation Consultant
The Compensation Committee has the authority to retain the services and obtain the advice of external advisors, including compensation consultants, legal counsel and other advisors to assist in the evaluation of executive officer compensation. The Compensation Committee has engaged Compensia, Inc. (“Compensia”) to conduct an executive compensation market analysis and review of our equity practices to help ensure they align with market practices. Compensia reviewed and advised on all principal aspects of our executive compensation program, including:

•	Assisting in developing a peer group of publicly-traded companies to be used to help assess executive compensation;

•	Assisting in assuring a competitive compensation framework;

•	Meeting regularly with the Compensation Committee to review all elements of executive compensation, including the competitiveness of our executive compensation program; and

•	Assisting in the risk assessment of our compensation program.

Compensia provides no other services to the Company.
Role of Compensation Committee and Executive Officers in Compensation Decisions
Our Compensation Committee is comprised solely of independent directors who meet the independence requirements of the Nasdaq Stock Market and qualify as “non-employee directors” under Section 16 of the Securities Exchange Act of 1934, as amended.

Our Compensation Committee is authorized to approve the compensation of our CEO, Dr. Gopal, including establishing the performance goals and objectives for our CEO, evaluating our CEO’s performance in light of the goals and objectives that were set, and determining the CEO’s compensation based on that evaluation. Dr. Gopal serves on our Board but recuses himself from any deliberations about his compensation.

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Our Compensation Committee makes all final decisions relating to our CEO’s compensation. For 2018, Dr. Gopal prepared an analysis for our Compensation Committee recommending each element of compensation to be paid to all other executive officers. Our Compensation Committee considered his recommendations, along with an analysis from Compensia, our independent compensation consultant, in approving the compensation of our other executive officers. Our CEO, our Human Resources team and Compensia provide advice, analysis and recommendations to our Compensation Committee.

Peer Group Considerations
Our peer group of companies used for compensation benchmarking purposes was recommended by Compensia. Peer company selection criteria, which are aligned with market, include:

•	U.S.-based, publicly traded companies in the software industry, with a focus on companies that develop engineering simulation and other highly technical/innovative software products

•	Comparable revenue size (0.5x – 2.5x ANSYS’ revenue of ~$1B)

•	Comparable market capitalization (0.3x – 3.0x ANSYS’ current market cap of ~$14B)

•	Refine the list of companies based on organic revenue growth, market cap to revenue multiple and profitability (e.g., EBITDA, operating income)

Our peer group for 2018 consists of the below companies:

2018 Peer Review Group
Akamai Technologies	Red Hat
Aspen Technology	ServiceNow
Autodesk	Splunk
Cadence Design	Synopsys
Citrix Systems	Tableau Software
Guidewire Software	Tyler Technologies
LogMeIn	Ultimate Software
Nuance	VeriSign
Pegasystems	Workday
PTC

As of the date of the 2018 Compensia analysis (which was conducted in September 2017), ANSYS ranked at the 37th percentile on revenue, 66th percentile on 30-day average market cap, 23rd percentile on number of employees and 78th percentile on operating income.

Components of Compensation Program and Fiscal 2018 Compensation
Our executive compensation program consists of the following principal components:

•	Base salary;

•	Performance-based cash bonus;
•	Performance-based and time-based equity grants in the form of PSUs and RSUs; and

•	Severance and change in control-related benefits.

We also provide our employees, including our executive officers, with comprehensive employee benefit programs such as, in the United States, medical, dental and vision insurance, a 401(k) plan, life and disability insurance, flexible spending accounts, an employee stock purchase plan and other plans and programs made available to eligible employees generally.

We emphasize performance-based, variable incentive compensation over fixed compensation, such as base salary. Each element of compensation is chosen in order to attract and retain the necessary executive talent and to reward corporate performance by creating a balance between shorter-term corporate performance and providing incentives for the attainment of long-term strategic goals and enhancing stockholder value. The allocation of each element of compensation is determined by our Compensation Committee for each executive based on the following factors:

•	Performance against corporate, individual and organizational objectives for the fiscal year;

•	Importance of particular skill sets and professional abilities to the achievement of long-term strategic goals; and

•	Contribution as a leader, corporate representative and member of the senior management team.

While we believe in structuring executive compensation plans that give our executives incentive to deliver certain objective elements of corporate financial performance over specified time periods, we do not believe in a purely mechanical approach. Instead, part of our executive compensation philosophy includes an element of reward for non-quantitative achievements demonstrated by our executives in the actions and decisions they make throughout the year. When establishing our executive compensation plans for a given year, it is not possible to foresee all of the challenges and demands that will present to our executives, both as a management team and in their areas of individual responsibility. We believe that, by rewarding decision-making and leadership, in addition to the achievement of quantifiable results, we are building a management team capable of creating stockholder value over the longer term, while remaining disciplined in delivering shorter-term financial results.

The allocation of an executive officer’s compensation among each of the compensation components is based on our competitive benchmarking, our recruiting and retention goals, our view of internal fairness and consistency and other considerations that our Compensation Committee deems relevant, such as extraordinary performance. While our Compensation Committee does not have a formula for determining the appropriate allocation between cash and non-cash compensation or short-term and long-term performance- based compensation, historically our Compensation Committee has allocated a greater percentage of an executive’s total compensation to equity.

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The charts below show the pay mix of our CEO and other named executive officers for Fiscal 2018:

40% – Time-Based Restricted Stock Units	39% – Time-Based Restricted Stock Units
42% – Performance-Based Restricted Stock Units	40% – Performance-Based Restricted Stock Units
7% – Base Salary	11% – Base Salary
11% – Performance-Based Cash Bonus	10% – Performance-Based Cash Bonus
93% – Performance-Based Compensation	89% – Performance-Based Compensation

Base Salaries
We pay base salaries to attract talented executives and to provide a fixed base level of cash compensation. Base salaries for executive officers are individually determined by the Compensation Committee after consideration of:

•	The officer’s role, level of responsibility, leadership and experience;

•	Employee retention;

•	Internal equity considerations;

•	External competitiveness of the officer’s base salary and overall total compensation (as compared to the peer group for similar positions, if applicable); and

•	Individual performance.

There have generally been three bases for adjustment to base salary: annual increases, promotions or change in role, and market adjustments. The Compensation Committee considers base salary increases for our executive officers annually, based on the factors described above. The Compensation Committee’s review of these factors is subjective and no fixed value or weight is assigned to any specific factor when making salary decisions.

2018 Base Salaries
The table below sets forth the annual base salaries for our named executive officers for 2018:

NEO	2018 Base Salary	% Increase	% of Peer Group Median
Ajei Gopal	$775,000	3.33%	127%
Maria Shields	$399,600	2.99%	97%
Richard Mahoney	$381,100	3.00%	91%
Shane Emswiler	$268,800	2.97%	93%
Janet Lee	$319,300	3.00%	90%
All base salary increases were customary annual adjustments based on: market data of our peer group provided by Compensia, the recommendations of Dr. Gopal (other than with respect to his own base salary), and individual performance.

Performance Based Cash Bonuses
A key compensation objective is to have a significant portion of each named executive officer’s compensation tied to Company performance. In support of this objective, we generally provide annual  performance-based cash bonuses for our named executive officers, based on achievement against corporate performance objectives established at the beginning of the calendar year. Performance-based cash bonuses are designed to reward executives based on the achievement of Company financial goals as well as individual performance goals tied to the executive’s functional role. Executives are assigned a target bonus opportunity each year. Actual bonus awards are calculated based on the Company’s financial performance during the year and achievement of individual performance results.

At the beginning of 2018, the Board approved the performance objectives for the Company that the Compensation Committee and Dr. Gopal used to design our named executive officers’ cash bonus opportunity for 2018. The Compensation Committee set both individual and Company metrics. The Compensation Committee believed that ACV and operating income, each calculated as described below, were the appropriate metrics that aligned with the Company’s growth strategy. The weighting of each metric is set forth in the tables below.

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2018 Executive Incentive Plan: Metric Weighting
	ACV	Operating Income	Individual Results
CEO	42.5%	42.5%	15%
Exec. Leadership Team	37.5%	37.5%	25%
2018 Executive Incentive Plan: Metrics
ACV performance (in thousands)
Achievement	Amount	+/- Target	Payout as % of Target
Maximum	$1,347,500	110%	150%(1)
Target	$1,225,000	100%	100%
Threshold	$1,163,750	95%	85%
Non-GAAP OI Performance (in thousands)
Achievement	Amount	+/- Target	Payout as % of Target
Maximum	$572,660	110%	150% (1)
Target	$520,600	100%	100%
Threshold	$494,570	95%	85%
(1) Payout at Maximum for Dr. Ajei Gopal is 200%

ACV is comprised of the following:

•	The annualized value of maintenance and lease contracts with start dates or anniversary dates during the period, plus

•	The value of perpetual license contracts with start dates during the period, plus

•	The annualized value of fixed-term services contracts with start dates or anniversary datesduring the period, plus

•	The value of work performed during the period on fixed-deliverable services contracts.

Operating Income is determined in accordance with GAAP and ASC 605, and then adjusted to (i) reflect results at planned foreign currency exchange rates, (ii) exclude the impact of any acquisitions not contemplated in the Company’s 2018 financial plan, and (iii) include non-GAAP adjustments described on page 42 of the Form 10-K.

The individual results are determined for each of our named executive officers by using qualitative goals that are established at the beginning of the fiscal year. These qualitative individual goals are challenging, yet attainable. Due to their long-term strategic nature, the Company does not disclose the goals tied to the individual result.
2018 Target Performance Based Cash Bonus Opportunities

The target annual cash bonus opportunities for our named executive officers are expressed as a percentage of their respective base salaries. The table below shows the target bonus amount for each named executive officer as a percentage of base salary and as a corresponding cash amount:

NEO	2018 Target Bonus as % of Salary	2018 Target Cash Bonus	Total Cash Compensation compared to Peer Median
Ajei Gopal	100%	$775,000	121%
Maria Shields	75%	$299,700	88%
Richard Mahoney	100%	$381,100	94%
Shane Emswiler	60%	$161,280	102%
Janet Lee	60%	$191,580	84%

2018 Performance Based Cash Bonus Payments

The Company achieved the following results as it relates to the 2018 Performance Based Cash Bonus metrics:

2018 Executive Incentive Plan: Metrics
ACV performance (in thousands)
Target Amount	Achievement Amount	+/- Target
$1,225,000	$1,292,805	105.48%
Non-GAAP OI Performance (in thousands)
Target Amount	Achievement Amount	+/- Target
$520,600	$536,267	103.01%

These achievement levels resulted in an overall payout for the Company metrics of 121.21% for our named executive offers (excluding the CEO) and an overall payout for the Company metrics of 142.43% for our CEO, due to Dr. Gopal’s maximum payout potential of 200% of target.

Based on achievement against the 2018 metrics described above, the Compensation Committee awarded cash bonuses in the following amounts:

NEO	2018 Cash Bonus Paid	2018 Cash Bonus Paid as % of Salary	2018 Cash Bonus Paid as % of Target
Ajei Gopal	$1,148,257	148%	148%
Maria Shields	$366,106	92%	122%
Richard Mahoney	$489,361	128%	128%
Shane Emswiler	$207,096	77%	128%
Janet Lee	$234,030	73%	122%

30  2019 ANSYS Proxy Statement

Long-Term Equity Compensation
Our executive compensation program includes stock-based awards, the value of which depends on our stock performance and other performance measures, to achieve strong long-term performance. The stock-based awards consist of PSUs and RSUs.

PSUs align our executive officers’ pay to ANSYS’ financial performance based on specific financial performance metrics (i.e., revenue and operating margin) as well as a metric based on the return on the Company’s common stock (“Total Stockholder Return” or “TSR”) compared to the return on the Nasdaq Composite Index (the “Index”).

RSUs offer predictable value delivery to our executive officers while promoting alignment of their interests with the long-term interests of our stockholders in a manner consistent with our peer company compensation practices. The combination of PSUs and RSUs motivates and retains our valued executive officers. In the future, we may introduce other forms of equity compensation to our executive officers that are aligned with the interests of our stockholders.

The Compensation Committee, in consultation with our CEO (other than with respect to his compensation), determines the size, mix, material terms and metrics (in the case of PSUs) of equity awards granted to each of our executive officers, taking into consideration factors such as the scope of their respective roles, responsibilities, competitive market data provided by Compensia, individual performance and retention risk.

As in 2017, for 2018, the Compensation Committee decided to have an equal distribution of PSU and RSU awards. Therefore, each named executive officer had 50% of his or her target long-term equity compensation in the form of RSUs and the remaining 50% of his or her target long-term equity compensation in the form of PSUs.

Performance Metrics for PSU Awards

For 2018, the Compensation Committee selected the following metrics for the PSUs:

•	The Company’s TSR relative to the Index; and

•
Revenue and operating margin (operating income as a percentage of revenue), each calculated in accordance with GAAP and ASC 605, and adjusted to: (i) reflect results at planned foreign currency exchange rates, (ii) exclude the impact of any acquisitions not contemplated in the Company’s financial plan, and (iii) include non-GAAP adjustments described on pages 42 of the Form 10-K.

Once the Compensation Committee selected the metrics, each named executive officer received two separate PSU awards as described in the chart below:

Award	Metric	Weighting as a % of Total PSU Value
PSU Award 1	Relative Total Stockholder Return	20%
PSU Award 2	Revenue and Operating Margin	80%
The TSR Metric

In 2018, the Compensation Committee decided to measure ANSYS’ TSR against the Index which was also used for the 2017 and 2016 PSU awards.

Under the relative TSR metric, the Company’s performance is measured versus the Index over a three-year cumulative performance period. This is a change from the 2017 and 2016 PSU awards in which the Company’s performance was measured versus the Index over three one-year performance periods.

Specifically, the 2018 PSU awards may be earned one hundred percent (100%) if the Company’s TSR equals the Index over the cumulative three-year performance period.

The target award will be reduced by three percentage points for each percent by which the Index exceeds the Company’s TSR; provided, however, that the target is reduced to zero percent if the Index exceeds the Company’s TSR by twenty-five percent (25%) or more. In addition, zero percent of the target award will be earned when the Company has both negative TSR and the Index exceeds the Company’s TSR performance over the three-year performance period.

The target award will be increased by four percentage points for each percent by which the Company’s TSR exceeds the Index, up to a maximum of two hundred percent (200%) of the target award. If, however, the Company’s TSR is negative but still exceeds the Index, a maximum of one hundred percent (100%) of the target may be earned for such period.

For purposes of illustration, the performance assessment is as follows:

Sample ANSYS Total Shareholder Return	Sample Performance Measurement Index	Difference between Sample ANSYS TSR and Index	2019 Performance Multiplier
40	15	+25	200%
40	30	+10	140%
40	40	0	100%
40	42	-2	94%
40	56	-16	52%
40	65	-25	25%
40	70	-30	0%
-10	-20	+10	100%
-10	-5	-5	0%

Please see the Grants of Plan-Based Awards in Fiscal Year 2018 table on page 38 for additional information on these equity awards.

2019 ANSYS Proxy Statement  31

The Revenue and Operating Margin Metric

The 2018 Revenue metric is based on revenue attainment with an operating margin multiplier.

Three one-year sub-performance periods, each established at the commencement of the relevant period, are used to determine the achievement of the metrics. At the end of each sub-performance period, performance against the pre-established goals is measured and certified. Upon the achievement of these goals, the shares will be “banked” until the end of the three-year performance period, with payment being contingent upon the named executive officer’s continued employment.

The goals for the first sub-performance period of the 2018 financial PSU awards are outlined below. The goals for the remaining sub- performance periods will be disclosed after the end of the applicable sub-performance period.

Revenue Attainment (in millions)		< 1,150	1,150	1,155	1,160	1,165	1,170	1,175	1,180	1,185	1,190	1,195
Operating Margin	45.5%	0%	40%	55%	70%	85%	100%	125%	150%	175%	200%	200%
	44.0%	0%	36%	50%	63%	77%	90%	125%	150%	175%	200%	200%
	43.5%	0%	32%	44%	56%	68%	80%	112%	135%	175%	200%	200%
	43.0%	0%	24%	33%	42%	51%	60%	100%	120%	157%	180%	200%
	42.5%	0%	0%	0%	0%	0%	0%	0%	0%	140%	160%	180%

2018 LTI Performance Results The TSR Metric

As described above, the PSU award that is tied to TSR measures ANSYS’ TSR as compared to the Index at the end of a three-year period.

The Revenue and Operating Margin Metric

The Company achieved revenues of $1.193 million, significantly above the target of $1.170 million established before the commencement of the service period. The related operating margin was 44.8%. The revenue and operating margin performance resulted in a maximum payout capped at 200% of target. The underlying shares were banked and will vest three years from the grant date, contingent upon the executive officer’s continued employment through the vesting date.

Earned 2018 tranches of 2016 and 2017 PSU Awards: The TSR Metric

The TSR Metric for the 2016 and 2017 PSU awards is the same scale as that for the 2018 PSU awards described on page 31. For the 2016 PSU awards, the 2018 tranche was earned at 140% and the award had an aggregate payout of 140% after the end of the three-year vesting period. Ms. Shields was our only named executive officer that held this award and she was paid 5,738 shares in connection with the vesting of the award.

For the 2017 PSU awards, the 2018 tranche was earned at maximum, or 150%, and the amount of payment as to the aggregate award continues to be subject to employment until the end of the three-year vesting period.
Earned 2018 Tranches of 2016 and 2017 PSU Awards: The Revenue and Operating Margin Metric

The Revenue and Operating Margin Metric for the 2016 and 2017 PSU awards have the same targets as the 2018 tranche of the 2018 PSU awards described above. The scale of the 2016 award was capped at 150% of target, and the 2016 PSU awards were earned and paid out at maximum. Ms. Shields was our only named executive officer that held this award and she was paid 4,099 shares in connection with the vesting of the award that was earned during 2018.

Similar to the 2018 PSU awards, the 2017 PSU award scale is capped at 200% of target, with the 2018 tranche earned at maximum but with the amount of payment continuing to be subject to employment until the end of the three-year vesting period.

Other Compensation Policies and Information

Employee Benefits and Perquisites

Employee benefits are provided to all eligible employees, including our named executive officers, which the Compensation Committee believes are reasonable and consistent with its overall compensation objective to better enable us to attract and retain employees. These benefits include, in the United States, medical, dental, vision insurance, a 401(k) retirement plan, life and disability insurance, flexible spending accounts, an employee stock purchase plan, and other programs.

32  2019 ANSYS Proxy Statement

Stock Ownership Guidelines

The Board believes that our directors and executive officers should hold a meaningful financial stake in the Company in order to further align their interests with those of our stockholders. As a result, our Board has adopted stock ownership guidelines for members of our Executive Leadership Team and our Senior Leadership Team as indicated below. The stock ownership guidelines were modified effective January 1, 2018 for executive officers.

ANSYS Executive Officer Stock Ownership Guidelines
CEO	5x Annual Salary
Executive Leadership Team	3x Annual Salary
Senior Leadership Team	2x Annual Salary
Timeframe to achieve guideline	5 years
Shares that count against guideline	1/2 in shares of stock; balance can be in-the- money options

Equity Grant Policy

Under the ANSYS, Inc. Equity Grant Policy, all equity granted under the Company’s equity incentive plans, and the terms and conditions governing such grants, must be authorized and approved by our Compensation Committee. Our Compensation Committee must authorize and approve any changes to the terms and conditions of any grant and any exceptions to our Equity Grant Policy.

Our Compensation Committee may authorize block grants of options, RSUs, or PSUs for employees who are not our executive officers or directors and may delegate the allocation of awards under these blocks to our CEO, Chief Financial Officer, General Counsel and/or Vice President of Human Resources.

Our Compensation Committee has delegated to our CEO and Vice President of Human Resources authority to make awards under the following three types of equity blocks: (i) new hire RSU grants of up to $500,000 per new hire, so long as the aggregate number of grants in a calendar year does not exceed the applicable total number of shares approved by the Compensation Committee for such block grant; (ii) grants of RSUs to current employees for the achievement of extraordinary objectives or for special retention purposes of up to $150,000 per employee (known as “recognition and retention grants”), so long as the aggregate number of shares subject to grants in a calendar year does not exceed the applicable total number of shares approved by the Compensation Committee for such block grant; and (iii) stock option or RSU grants to new employees acquired in connection with designated business combinations, not to exceed an aggregate grant date fair value of ten percent (10%) of the purchase price of each delegated business combination or such higher amount as may be approved by the Compensation Committee. No grant date may precede the date the grant was authorized by our Compensation Committee. The grant or exercise price for all grants will be the fair market value per share of the stock on the grant date unless such date falls on a non-trading day. The fair market value for RSU and PSU awards will be the average closing price per share of the stock over the 20 trading days immediately preceding and including the grant date.

Clawback of Compensation

On May 12, 2010, our Board established a Recoupment of Compensation policy. Under the policy, if our Board determines, in its sole discretion, that the Company’s financial results are restated, whether in part or in their entirety, due to misconduct by one or more executive officers, the Board shall have the discretion to use commercially reasonable best efforts to remedy the misconduct and prevent its recurrence. The Board may determine, to the fullest extent permitted by law, to (i) recoup any bonus or other performance-based compensation that has been paid, (ii) cancel any equity-based awards made, and/or (iii) recoup any gains from equity-based awards made, to any executive officer engaged in such misconduct. The Board may also take any of the actions described in the preceding sentence in the event that one of the Company’s executive officers violates the terms of a non-competition agreement with the Company. The Recoupment of Compensation policy is part of our Corporate Governance Guidelines and is available on our website at https://investors.ansys. com in the “Investor Relations” section under the heading “Corporate Responsibility.”

Anti-Hedging Policy

Under our Policy on Insider Trading and Insider Trading Procedures, no insider, which mandatorily includes all of our directors and named executive officers, may at any time sell any securities of the Company that are not owned by such insider at the time of sale (a “short sale”). In addition, no insider may at any time purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, puts, calls, and exchange funds), or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities that are (i) granted to an insider by the Company as part of such Insider’s compensation or (ii) held, directly or indirectly, by the insider. An insider who purchases the Company’s securities in the open market may not sell any securities of the Company of the same class during the six months following the purchase (or vice versa).

2019 ANSYS Proxy Statement  33

Perquisites

The Company provides limited perquisites to its executives. We have no deferred compensation, pension arrangements, post-retirement health coverage or similar benefits for our executives that are not generally available to other eligible employees, other than as provided under the Executive Severance Plan.

All of our named executive officers participate in the same Company retirement plans that are available to all of our eligible employees. Our corporate health and other insurance plans are the same for all eligible employees, and our executives pay the same premiums as our other employees who are enrolled in our plans.

Post-Employment Compensation
Retirement Benefits

We do not provide pension arrangements or post-retirement health coverage for our executives or employees, except as provided in certain employment agreements as required under local law, or our Executive Severance Plan, details of which are included below under “Employment, Severance and Change of Control Agreements” below. Our U.S.-based employees are eligible to participate in our 401(k) plan or that of one of our subsidiaries. In any plan year, we will contribute to each ANSYS, Inc. participant a matching contribution as follows: a dollar-for-dollar match for the first 3% an employee contributes to his or her 401(k) account, and a 25% match on the next 5% an employee contributes, for a maximum matching payment by us of 4.25%. All other executives are eligible to participate in the retirement plans offered generally to employees in the location where they are employed.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans to our executive officers.

Employment, Severance and Change of Control Agreements

All of our U.S.-based employees, including our executive officers, are employees-at-will and as such do not have employment contracts with us, except in the case of our CEO and some employees of our foreign or acquired subsidiaries, which is consistent with our compensation philosophy. We have entered into severance agreements with these individuals because of the unique situations of each of these executives.

Gopal Agreement

We entered into an employment agreement with Dr. Gopal on August 29, 2016, pursuant to which Dr. Gopal’s employment was for an initial term of one year, to continue automatically for additional one- year periods unless either party elects not to renew on 60 days prior written notice or the employment is earlier terminated by either party.
Under the terms of the employment agreement, in the event that Dr. Gopal’s employment with us is terminated by us without “cause” or as a result of his resignation with “good reason,” Dr. Gopal will be entitled to (i) receive an amount equal to two times the sum of his then effective base salary plus his target bonus, payable over 24 months in equal installments, (ii) in certain circumstances, a monthly payment would be made by us of an amount equal to the employer health insurance contribution amount that would have been paid in respect of Dr. Gopal for at most 24 months following such termination, (iii) the accelerated time-based vesting of the RSUs granted to Dr. Gopal pursuant to his employment agreement as if Dr. Gopal had been employed for an additional two (2) years, and (iv) the period of time during which Dr. Gopal may exercise his vested stock options shall be extended to the longer of (x) three months after his date of termination or (y) seven days after the commencement of our first open trading window that occurs after the date of termination, but in no event later than the 10-year expiration date of such options.

If a termination under such circumstances occurs during the period beginning 60 days prior to the effective date of a definitive agreement that will result in a change in control and ending 18 months after the consummation (closing) of a change in control, then, in lieu of the benefits described in the foregoing sentence, Dr. Gopal will be entitled to (a) the amounts described in clause (i) above, which will be paid in a lump sum in certain circumstances rather than over 24 months, (b) the acceleration and vesting of all outstanding stock options or other stock-based awards held by Dr. Gopal, subject to any performance or metric-based requirements set forth therein which shall be separately determined as set forth in the applicable award agreement and (c) in certain circumstances, a monthly payment by us of an amount equal to the employer health insurance contribution amount that would have been paid in respect of Dr. Gopal for at most 24 months following such termination.

Dr. Gopal has agreed to be subject to certain non-competition, non-solicitation and non-hire provisions during the term of his employment and for 24 months following the termination of his employment, subject to certain carve-outs for passive involvement in private equity firms with competitive investments, serving as a board member (or equivalent) of businesses with a de minimis competitive activity or serving as an executive of a business with a de minimis competitive activity provided that he has no involvement with the competitive activity.

Executive Severance Plan

On February 17, 2010, the Company adopted the ANSYS, Inc. Executive Severance Plan, which was amended as of July 29, 2014, (“Executive Severance Plan”), for executives and other employees selected for participation by our Compensation Committee. Dr. Gopal does not participate in the Executive Severance Plan since he has an employment agreement providing for severance benefits.

Pursuant to the Executive Severance Plan, covered executives whose employment with the Company is terminated for any reason other than for cause, death or disability will receive a lump-sum severance

2019 ANSYS Proxy Statement  34

payment equal to the sum of six months’ base salary and target bonus and an amount equal to the earned, but unpaid, portion of the covered executive’s target bonus, as well as 12 months’ health and welfare benefits and outplacement services up to $15,000. In the event the employment of a covered executive is terminated for any reason other than for cause, death or disability, or by the covered executive with good reason, in either case within 18 months after a change of control of the Company and without cause, the covered executive will (a) receive a lump-sum severance payment equal to the sum of 12 months’ base salary and target bonus and an amount equal to the earned, but unpaid, portion of the covered executive’s target bonus, (b) receive 12 months’ health and welfare benefits and outplacement services up to $15,000 and (c) have all outstanding stock options and other outstanding stock-based awards accelerate and become fully exercisable and non-forfeitable as of the date of such termination of employment.

All of our executive equity award agreements are subject to “double- trigger” vesting, meaning that if within eighteen months of a change of control, an executive’s employment is terminated without cause or is terminated by such executive after any adverse modification of his or her duties, principal employment location or compensation, then all stock options and other equity incentives awarded to that employee would become fully vested.
For additional information regarding our change of control severance arrangements, see “Potential Payments Upon Termination or Change of Control Under Employment or Other Agreements” on page 41 of this proxy statement.
Our Compensation Committee has implemented these arrangements to protect the interests of our senior executives when a potential change of control could affect our executives’ job security, authority or compensation, and believes that these arrangements help us recruit and retain executive-level talent. These change of control severance arrangements also promote the interests of our stockholders by mitigating the senior executives’ concerns about such potential matters and thereby assuring that management provides guidance to the Board and stockholders that is not related to such concerns. In the event employment is terminated for reason of death or disability, all unvested RSUs will become immediately vested. Unvested PSUs will vest, as scheduled, on a prorated basis, based on the achievement of the applicable metrics.
Tax Considerations
While the Compensation Committee considers tax deductibility as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes. Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a company can deduct in any one year for certain executive officers (and, beginning in 2018, certain former executive officers). Historically, the $1 million deduction limit generally has not applied to compensation that satisfies Section 162(m)’s requirements for qualified performance- based compensation. However, effective for taxable years beginning after December 31, 2017, the exemption for qualified performance- based compensation from the deduction limitation of Section 162(m) has been repealed, such that compensation paid to our named executive officers in excess of $1 million will not be deductible unless it qualifies for the limited transition relief applicable to certain compensation arrangements in place as of November 2, 2017.

Although the Compensation Committee structured certain performance-based awards in a manner intended to be exempt from Section 162(m), and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of the scope of the transition relief under the legislation repealing the performance-based compensation exemption from the Section 162(m) deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m), in fact, will. The Compensation Committee believes that stockholder interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for Fiscal 2018 with management, and has recommended to our Board of Directors that the CD&A be included in our proxy statement for Fiscal 2018, and be incorporated by reference into our Annual Report on Form 10-K for Fiscal 2018 for filing with the Securities and Exchange Commission.

Compensation Committee
Mr. Dubois, Chair
Ms. Dorchak
Mr. Hovesepian
Mr. McDermott

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of ANSYS under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates the Report by reference therein.

2019 ANSYS Proxy Statement  35

COMPENSATION POLICIES AND PRACTICES RELATED TO RISK MANAGEMENT

The Compensation Committee, with the assistance of Compensia, assesses and considers potential risks when reviewing and approving our compensation policies and practices for the executive officers and our employees, with particular attention to risks related to the Company’s use of, and degree of use of, equity and incentive-based compensation as a portion of the total compensation paid to the executive officers. We have designed our compensation programs, including our incentive compensation plans, with features to address potential risks while rewarding employees for achieving financial and strategic objectives through prudent business judgement and appropriate risk taking. Based upon its assessment, the Compensation Committee believes that any risks arising from our compensation programs do not create disproportionate incentives for our employees to take risks that are reasonably likely to have a material adverse impact on us in the future.

Our Compensation Committee considered the following elements of our compensation plans and policies when evaluating whether our plans and policies encourage our executives and employees to take unreasonable risks:

•	Our base salary component of compensation does not encourage risk taking because it is a fixed amount.

•
Our performance-based cash bonus awards are based, in part, on the achievement of at least two quantitative performance measures, thus diversifying the risk associated with any single indicator of performance.

•
Awards under our performance-based cash bonus programs are based on overall performance and qualitative individual goals that vary depending on each executive’s role, which limits the risk associated with awarding cash bonuses based solely on Company financial performance metrics.

•
Assuming achievement of a threshold level of performance, payouts under our performance-based plans result in some compensation at levels below full target achievement rather than an “all-or- nothing” approach, which could engender excessive risk taking.

•
We award our executives PSUs that are earned based, in part, on the performance of our common stock over a cumulative 3-year period providing them with strong incentives to increase stockholder value over the long-term. This plan is capped at 200% of target awards to prevent excessive compensation or risk taking on the part of the participants.

•
Our Compensation Committee determines achievement levels under the Company’s performance-based cash bonus program in its discretion after reviewing Company and executive performance and which program similarly caps pay-outs to prevent excessive compensation or risk-taking.

•	We maintain a robust clawback policy.

•
Our executive stock ownership policy requires executives to hold equity equal to a minimum of two or three times their base salary, or, in the case of our CEO, equal to a minimum of five times his base salary, and at least half of that minimum must be comprised of shares of our stock, which aligns an appropriate portion of their personal wealth to our long-term performance. Executives must attain the levels described above within five years of becoming subject to this policy.

SUMMARY COMPENSATION TABLE (FISCAL YEARS 2018, 2017 and 2016)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards($)(3)	Non-Equity Incentive Plan ($)(4)	Change in Pension Value & Non-qualified Deferred Earnings ($)	All Other ($)(5)	Total
Ajei S. Gopal, President and Chief Executive Officer	2018	$768,750	$210,000	$8,214,921	—	$938,257	—	$32,256	$10,164,184
	2017	$750,000	$205,537	$8,339,153	—	$769,463	—	$234,903	$10,299,056
	2016	$183,333	$201,000	$5,000,000	$5,000,000	—	—	$29,616	$10,413,949
Maria T. Shields, Senior Vice President and Chief Financial Officer	2018	$396,700	$93,656	$2,939,148	—	$272,450	—	$10,813	$3,712,767
	2017	$384,750	$90,938	$3,161,198	—	$263,428	—	$11,413	$3,911,727
	2016	$370,833	$268,470	$1,393,672		—	—	$11,818	$2,044,793
Richard S. Mahoney, Senior Vice President, Worldwide Sales and Customer Excellence	2018	$378,325	$142,913	$3,001,612		$346,448		$20,586	$3,889,884
	2017	$370,000	$138,750	$2,305,657	—	$334,943	—	$53,683	$3,203,033
	2016	$21,109	—	$554,940	$738,987	—	—	—	$1,315,036
Shane Emswiler, Vice President and General Manager, Mechanical, Fluids and Electronics Business Units	2018	$266,864	$60,480	$1,731,187	—	$146,616	—	$10,041	$2,215,188
	2017	$259,153	$97,875	$1,723,856	—	$94,508	—	$8,649	$2,184,041
Janet Lee, Vice President, General Counsel and Secretary	2018	$316,975	$59,869	$1,191,803	—	$174,161	—	$84,969	$1,827,777

36  2019 ANSYS Proxy Statement

(1) Reflects the portion of the total Performance Based Cash Bonus paid to the named executive officers for 2018 that is tied to individual results as described in more detail in “Compensation Discussion and Analysis” beginning on page 25.
(2) The values set forth in this column are based on the aggregate grant date fair values of RSU and PSU awards computed in accordance with FASB ASC Topic 718. The grant date fair values of RSU and PSU awards with operating performance metrics are computed based upon the closing price per share of ANSYS’ stock on the date of grant. The grant date fair values of TSR-based PSUs are computed using a Monte Carlo simulation model. A discussion of the relevant assumptions made in the valuation of these awards is provided in Note 12 of the Form 10-K. These amounts reflect fair values of these awards on the grant dates, and do not correspond to the actual values that may be recognized by the named executive officer.
The following table sets forth the aggregate grant date fair values for the PSUs reflected in the 2018 rows of this column assuming the highest level of performance conditions will be achieved.

Named Executive Officer	Maximum Value
Gopal
2018 PSU Award - TSR	$2,051,832
2018 PSU Award – Revenue and Operating Margin (2018) Tranche	$2,320,296
2017 PSU Award – Revenue and Operating Margin (2018) Tranche	$3,356,683
Shields
2018 PSU Award - TSR	$675,762
2018 PSU Award – Revenue and Operating Margin (2018) Tranche	$764,252
2017 PSU Award – Revenue and Operating Margin (2018) Tranche	$1,127,568
2016 PSU Award – Revenue and Operating Margin (2018) Tranche	$333,392
Mahoney
2018 PSU Award - TSR	$796,571
2018 PSU Award – Revenue and Operating Margin (2018) Tranche	$900,753
2017 PSU Award – Revenue and Operating Margin (2018) Tranche	$928,075
Emswiler
2018 PSU Award - TSR	$434,528
2018 PSU Award – Revenue and Operating Margin (2018) Tranche	$491,359
2017 PSU Award – Revenue and Operating Margin (2018) Tranche	$693,888
Lee
2018 PSU Award - TSR	$373,932
2018 PSU Award – Revenue and Operating Margin (2018) Tranche	$423,055

(3) The values set forth in this column are based on the aggregate grant date fair values of option awards computed in accordance with FASB ASC Topic 718. The grant date fair values of the option awards are computed based upon the Black-Scholes option pricing model. A discussion of the relevant assumptions made in the valuation of these awards is provided in Note 12 of the Form 10-K. These amounts reflect fair values of these awards on the grant dates, and do not correspond to the actual values that may be recognized by the named executive officers. There were no stock options granted to named executive officers in 2017 or 2018.
(4) Reflects the portion of the total Performance Based Cash Bonus paid to the named executive officers for 2018 that is tied to Company financial results as described in more detail in “Compensation Discussion and Analysis” beginning on page 25.
(5) 2018 amounts for Dr. Gopal consist of a relocation payment of $21,443 and contributions to the 401(k) plan in the amount of $10,813. For 2018, amounts for Mr. Mahoney consist of a relocation payment of $9,773 and contributions to the 401(k) plan in the amount of $10,813. For 2018, amounts for Ms. Lee consist of a relocation payment of $76,995, and contributions to the 401(k) plan in the amount of $7,974. For 2018, amounts for Ms. Shields and Mr. Emswiler consist of contributions to the 401(k) plan in the amounts of $10,813 and $10,041, respectively.

2019 ANSYS Proxy Statement  37

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2018
Name	Grant Date	Compensation Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Award			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock	All Other Option	Exercise or Base Price of Option Award ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Awards: Number of Shares of Stock Or Units (#)	Awards: Number of Securities Underlying Options
Ajei S. Gopal, President and Chief Executive Officer	(1)	2/15/18	559,938	658,750	1,317,500
	(2) 3/3/2018	2/15/18				1,712	7,134	14,267				$1,160,148
	(3) 3/3/2018	2/15/18				446	5,350	10,700				$1,025,916
	(4) 3/3/2018	2/15/18							26,751			$4,350,515
	(5) 3/5/2017	2/15/18				2,477	10,320	20,640				$1,678,342
Maria T. Shields, Senior Vice President and Chief Financial Officer	(1)	2/15/18	191,059	224,775	337,163
	(2) 3/3/2018	2/15/18				564	2,350	4,699				$382,126
	(3) 3/3/2018	2/15/18				147	1,762	3,524				$337,881
	(4) 3/3/2018	2/15/18							8,812			$1,433,096
	(5) 3/5/2017	2/15/18				832	3,467	6,933				$563,784
	(6) 3/5/2016	2/15/18				328	1,367	2,050				$222,261
Richard S. Mahoney, Senior Vice President, Worldwide Sales and Customer Excellence	(1)	2/15/18	242,951	285,825	428,738
	(2) 3/3/2018	2/15/18				665	2,769	5,539				$450,377
	(3) 3/3/2018	2/15/18				173	2,077	4,154				$398,286
	(4) 3/3/2018	2/15/18							10,385			$1,688,913
	(5) 3/5/2017	2/15/18				685	2,853	5,707				$464,038
Shane Emswiler, Vice President and General Manager, Mechanical, Fluids and Electronics Business Units	(1)	2/15/18	102,816	120,960	181,440
	(2) 3/3/2018	2/15/18				363	1,511	3,021				$245,680
	(3) 3/3/2018	2/15/18				94	1,133	2,266				$217,264
	(4) 3/3/2018	2/15/18							5,665			$921,299
	(5) 3/5/2017	2/15/18				512	2,133	4,267				$346,944
Janet Lee, Vice President, General Counsel and Secretary	(1)	2/15/18	122,132	143,685	215,528
	(2) 3/3/2018	2/15/18				312	1,301	2,601				$211,527
	(3) 3/3/2018	2/15/18				81	975	1,950				$186,966
	(4) 3/3/2018	2/15/18							4,878			$793,309

(1) Amount represents the portion of the Performance Based Cash Bonus that is tied to Company results as described on page 29.

(2) Amount represents a grant of PSUs under our Fifth Amended and Restated 1996 Stock Option and Grant Plan (the “Plan”) which are is earned based on achievement of a revenue and operating margin goal for fiscal 2018 only, and with the goals applicable to the 2019 and 2020 annual sub-performance periods established or to be established, as applicable, in the first quarter of such year.

(3) Amount represents a grant of PSUs under our Plan, which are earned based on the achievement of a relative TSR goal over a three-year performance period.

(4) Amount represents a grant of time-based RSUs with a three-year vesting period under our Plan.

(5) Amount represents a grant of PSUs under our Plan, and for which the revenue and operating margin goal is established in the first quarter of each year within the three-year performance period. The Compensation Committee established the revenue and operating margin goal for the 2017 tranche of the 2017 PSU awards on February 15, 2018.

(6) Amount represents a grant of PSUs under our Plan, and for which the revenue and operating margin goal is established in the first quarter of each year within the three-year performance period. The Compensation Committee established the revenue and operating margin goal for the 2018 tranche of the 2016 PSU awards on February 15, 2018.

38  2019 ANSYS Proxy Statement

OUTSTANDING EQUITY AWARDS AT END OF FISCAL YEAR 2018
Option Awards	Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (16)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (16)
Ajei S. Gopal, President and Chief Executive Officer	104,440	104,442		95.09	8/31/2026					(1)
						17,527	2,505,309			(2)
						29,025	4,148,834			(3)
						26,751	3,823,788			(4)
						34,400	4,917,136	17,200	2,458,568	(5)
						7,740	1,106,356	5,160	737,570	(6)
						14,266	2,039,182	28,535	4,078,793	(7)
								10,700	1,529,458	(8)
Maria T. Shields, Senior Vice President and Chief Financial Officer	12,000			48.97	11/15/2020
	31,000			58.67	11/14/2021
	18,000			67.44	11/14/2022
						1,900	271,586			(9)
						4,100	586,054			(10)
						12,459	1,780,889			(3)
						8,812	1,259,587			(4)
						5,738	820,190			(11)
						4,099	585,911			(12)
						11,556	1,651,815	5,778	825,907	(5)
						2,600	371,644	1,733	247,715	(6)
						4,699	671,675	9,399	1,343,493	(7)
								3,524	503,721	(8)
Richard S. Mahoney, Senior Vice President, Worldwide Sales and Customer Excellence	7,500	15,000		92.49	12/30/2026					(13)
						3,000	428,820			(14)
						8,025	1,147,094			(3)
						10,385	1,484,432			(4)
						9,512	1,359,645	4,756	679,823	(5)
						2,140	305,892	1,427	203,975	(6)
						5,539	791,745	11,077	1,583,346	(7)
								4,154	593,773	(8)
Shane Emswiler, Vice President and General Manager, Mechanical, Fluids and Electronics Business Units						912	130,361			(9)
						3,000	428,820			(10)
						1,096	156,662			(15)
						5,665	809,755			(4)
						7,112	1,016,589	3,556	508,295	(5)
						1,600	228,704	1,067	152,517	(6)
						3,021	431,882	6,043	863,786	(7)
								2,266	323,902	(8)
Janet Lee, Vice President, General Counsel and Secretary						2,465	352,347			(17)
						4,878	697,261			(4)
						2,601	371,787	5,203	743,717	(7)
								1,950	278,733	(8)

Footnotes on following page.

2019 ANSYS Proxy Statement  39

(1) Amount represents a grant of time-based stock options on August 31, 2016 under our Plan with a four-year ratable vesting period on each anniversary date of the date of grant.

(2) Amount represents a grant of time-based RSUs on August 31, 2016 under our Plan with a three-year ratable vesting period on each anniversary date of the date of grant.

(3) Amount represents a grant of time-based RSUs on March 5, 2017 under our Plan with a four-year ratable vesting period on each anniversary date of the date of grant.

(4) Amount represents a grant of time-based RSUs on March 3, 2018 under our Plan with a three-year ratable vesting period on each anniversary of the date of grant.

(5) Amount represents a grant on March 5, 2017 of PSUs under our Plan. The Compensation Committee established performance goals based on revenue and operating margin as described on page 30. The “Number of Shares or Units of Stock That Have Not Vested” column includes PSUs for which the performance conditions of the 2017 and 2018 tranches have been achieved, but the award continues to be subject to the three-year vesting requirement contingent on a grantee’s continued employment through the end of such period. The “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column includes PSUs for which the performance conditions of the 2019 tranche have not been achieved and which will remain unvested until the Compensation Committee certifies achievement of the goals after the end of the three-year period.

(6) Amount represents a grant on March 5, 2017 of PSUs under our Plan. The Compensation Committee established performance goals based on total shareholder return as described on page 30. The “Number of Shares or Units of Stock That Have Not Vested” column includes PSUs for which the performance conditions of the 2017 and 2018 tranches have been achieved, but the award continues to be subject to the three-year vesting requirement contingent on a grantee’s continued employment through the end of such period. The “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column includes PSUs for which the performance conditions of the 2019 tranche have not been achieved and which will remain unvested until the Compensation Committee certifies achievement of the goals after the end of the three-year period.

(7) Amount represents a grant on March 3, 2018 of PSUs under our Plan. The Compensation Committee established performance goals based on revenue and operating margin as described on page 30. The “Number of Shares or Units of Stock That Have Not Vested” column includes PSUs for which the performance conditions of the 2018 tranche have been achieved, but the award continues to be subject to the three-year vesting requirement contingent on a grantee’s continued employment through the end of such period. The “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column includes PSUs for which the performance conditions of the 2019 and 2020 tranches have not been achieved and which will remain unvested until the Compensation Committee certifies achievement of the goals after the end of the three-year period.

(8) Amount represents a grant on March 3, 2018 of PSUs under our Plan. The Compensation Committee established performance goals based on total shareholder return as described on page 30. The performance period of the PSUs is for a three-year cumulative period and the performance conditions will not be achieved until the end of such three-year performance period and will remain unvested until the Compensation Committee certifies achievement of the goals after the end of the three-year performance period.

(9) Amount represents a grant of time-based RSUs on March 5, 2015 under our Plan with a four-year ratable vesting period on each anniversary date of the date of grant.

(10) Amount represents a grant of time-based RSUs on March 5, 2016 under our Plan with a four-year ratable vesting period on each anniversary date of the date of grant.

(11) Amount represents a grant on March 5, 2016 of PSUs under our Plan. The Compensation Committee established performance goals based on total shareholder return. The performance conditions applicable to the PSUs have been achieved, but the award remained unvested until the Compensation Committee fully certified achievement of the goals and payment in the first quarter of 2019.

(12) Amount represents a grant on March 5, 2016 of PSUs under our Plan. The Compensation Committee established performance goals based on revenue and operating margin. The performance conditions applicable to the PSUs have been achieved, but the award remained unvested until the Compensation Committee fully certified achievement of the goals and payment in the first quarter of 2019.

(13) Amount represents a grant of time-based stock options on December 30, 2016 under our Plan with a three-year ratable vesting period on each anniversary date of the date of grant.

(14) Amount represents a grant of time-based RSUs on December 30, 2016 under our Plan with a four-year ratable vesting period on each anniversary of the date of grant.

(15) Amount represents a grant of time-based RSUs on November 15, 2016 under our Plan with a four-year ratable vesting period on each anniversary of the date of grant.

(16) Determined based on a the closing price per share of the Company’s common stock on December 31, 2018 ($142.94), the last business day of the year.

(17) Amount represents a grant of time-based RSUs on June 30, 2017 under our Plan with a three-year ratable vesting period on each anniversary of the date of grant.

40  2019 ANSYS Proxy Statement

OPTION EXERCISES AND VESTED STOCK IN FISCAL YEAR 2018
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ajei S. Gopal, President and Chief Executive Officer	0	0	37,522	6,514,799
Maria T. Shields, Senior Vice President and Chief Financial Officer	25,000	2,887,286	20,466	3,331,405
Richard S. Mahoney, Senior Vice President, Worldwide Sales and Customer Excellence	7,500	412,787	7,027	1,114,265
Shane Emswiler, Vice President and General Manager, Mechanical, Fluids and Electronics Business Units	0	0	11,650	1,893,950
Janet Lee, Vice President, General Counsel and Secretary	0	0	822	$143,176

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL UNDER EMPLOYMENT OR OTHER AGREEMENTS

Except as otherwise provided, the following table sets forth the potential payments and the value of other benefits that would vest or otherwise accelerate vesting at, following, or in connection with any termination, or a “change in control” of ANSYS, or a change in the named executive officer’s responsibilities, as such scenarios are contemplated in the contracts, agreements, plans or arrangements described in “Compensation Discussion and Analysis.”

The table assumes that employment termination and/or the change in control occurred on December 31, 2018 and a valuation of our common stock based on its closing market price per share on December 31, 2018 of $142.94. The table also assumes that each named executive officer will take all action necessary or appropriate for such person to receive the maximum available benefit, such as execution of a release of claims and compliance with restrictive covenants described in “Compensation Discussion and Analysis.”

2019 ANSYS Proxy Statement  41

Event	Ajei S. Gopal	Maria T. Shields	Richard S. Mahoney	Shane Emswiler	Janet Lee
Retirement
No Payments	N/A	N/A	N/A	N/A	N/A
Total	$0	$0	$0	$0	$0
Termination without Cause and Involuntary Termination for Good Reason (other than related to a Change in Control)(1)
Cash Severance Payment	$1,550,000	$199,800	$190,550	$134,400	$159,650
Annual Bonus at Target	$1,550,000	$599,400	$799,200	$322,560	$383,160
Accelerated RSUs	$7,820,390	$0	$0	$0	$0
Outplacement Services	$0	$15,000	$15,000	$15,000	$15,000
Continued Health Care Benefits	$48,376	$24,188	$18,859	$17,133	$22,029
Total	$10,968,766	$838,388	$1,023,609	$489,093	$579,839
Death(2)
Accelerated RSUs	$10,477,931	$3,510,892	$3,060,345	$2,383,096	$1,049,608
Prorated PSUs (assumed at target)	$7,023,490	$3,754,951	$2,122,270	$1,460,043	$294,284
Total	$17,501,421	$7,265,844	$5,182,615	$3,843,139	$1,343,892
Disability(2)
Accelerated RSUs	$10,477,931	$3,510,892	$3,060,345	$2,383,096	$1,049,608
Prorated PSUs (assumed at target)	$7,023,490	$3,754,951	$2,122,270	$1,460,043	$294,284
Total	$17,501,421	$7,265,844	$5,182,615	$3,843,139	$1,343,892
Voluntary Termination and Termination for Cause
No Payments	$N/A	$N/A	$N/A	$N/A	$N/A
Total	$0	$0	$0	$0	$0
Change in Control with Termination(3)
Prorated Annual Cash Incentive Compensation	$1,550,000	$599,400	$763,600	$322,560	$383,160
Accelerated Stock Options	$4,997,550	$0	$756,750	$0	$0
Accelerated RSUs	$10,477,931	$3,510,892	$3,060,345	$2,383,096	$1,049,608
PSUs (assumed at target)	$12,219,083	$5,479,105	$3,919,558	$2,550,335	$882,940
Cash Severance Payment	$1,550,000	$399,600	$381,100	$268,800	$319,300
Continued Health Care Benefits	$48,376	$24,188	$18,859	$17,133	$22,029
Outplacement Services	$0	$15,000	$15,000	$15,000	$15,000
Total	$30,842,940	$10,028,185	$8,915,212	$5,556,924	$2,672,037

(1) Dr. Gopal is the only named executive officer who receives severance benefits in the event he terminates employment with the Company for good reason (as defined in his employment agreement) unrelated to a change in control. A description of his employment agreement is in “Compensation Discussion and Analysis.”

(2) The RSU and PSU award agreements applicable to the 2018 equity incentive awards granted to the named executive officers provide that, in the event of death or disability, such awards will vest. In the case of the RSU awards, the awards will vest in full and, in the case of the PSUs awards, such awards will pro-rata vest and continue to be contingent upon the attainment of the performance goals as determined by the Compensation Committee after the end of the applicable performance period.

(3) As described in “Compensation Discussion and Analysis,” Dr. Gopal’s employment agreement and the Executive Severance Plan, in the case of the other named executive officers, provides for severance payments and benefits in connection with a termination without cause by the Company or a termination for “good reason” (as defined in Dr. Gopal’s employment agreement and the Executive Severance Plan, as applicable) by the executive in connection with a change in control.

42  2019 ANSYS Proxy Statement

2018 CEO PAY RATIO

The SEC requires disclosure of the annual total compensation of our President and CEO, Dr. Gopal, the annual total compensation of our “median employee” (determined by excluding our President and CEO), and the ratio of their respective annual total compensation to each other (in each case, with annual total compensation calculated in accordance with SEC rules applicable to the Summary Compensation Table).
For fiscal 2018, the values are as follows:

•	Dr. Gopal’s annual total compensation – $10,164,184

•	Median employee’s annual total compensation – $142,631

•	Ratio of Dr. Gopal’s to the median employee’s annual total compensation 71:1

Consistent with Instruction 2 to Item 402(u) of Regulation S-K, the applicable SEC rule, ANSYS may identify its median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year; provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure.

We have reviewed our employee population and as of October 1, 2018, we employed approximately 3,544 persons globally. In addition, we have reviewed our employee population and compensatory arrangements for fiscal 2018, and have determined that there have been no changes which would significantly impact the pay ratio disclosure and require us to identify a new median employee. As a result, the Company has re-identified the same median employee as it did in its CEO pay ratio disclosure included in its proxy statement filed with the SEC on April 6, 2018.

We identified the median employee for last year’s proxy statement by (i) aggregating for each applicable employee (A) annual base salary for permanent employees as of October 2, 2017 (or for hourly employees, the hourly compensation rate multiplied by the target annual work schedule), (B) the target bonus for 2017, and (C) the accounting value of any equity awards granted during 2017, and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all employees, excluding Dr. Gopal, whether employed on a full-time, part-time, temporary, or seasonal basis. For non-permanent employees that joined the Company during 2017, annual salary rates were adjusted to account only for the portion of the year that they were employed by the Company. The Company did not use statistical sampling nor did it rely on the data privacy or the de minimis exemption.

Since our median employee is located in South Korea, we converted that employee’s compensation from South Korean Won to U.S. Dollars at a year-to-date average exchange rate of 1114.49 as of December 31, 2018.
Once we completed our assessment and determined to re-identify our previously identified median employee, we calculated the median employee’s annual total compensation, as described above, for purposes of developing the comparison of Dr. Gopal’s annual total compensation to such median employee’s annual total compensation.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation, allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2019 ANSYS Proxy Statement  43

OWNERSHIP OF OUR COMMON STOCK

Security Ownership of Certain Beneficial Owners
The following table presents information about persons or entities known to the Company to be beneficial owners of more than five percent of our common stock as of February 22, 2019. The following information is based solely upon filings of Schedule 13Gs pursuant to the rules of the SEC.

Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
The Vanguard Group, Inc. 100 Vanguard Boulevard, Malvern, PA 19355	8,838,844 (1)	10.55%
BlackRock Inc. 55 East 52nd Street, New York, NY 10055	6,466,673 (2)	7.72%

(1) The information reported is based on Amendment No. 6 to Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 11, 2019 reporting beneficial ownership as of December 31, 2018. Of the shares beneficially owned, The Vanguard Group, Inc. has sole power to vote with respect to 106,607 shares, shared power to vote with respect to 17,447 shares, sole power to direct disposition with respect to 8,721,491 shares, and shared power to direct disposition with respect to 117,353 shares. The Vanguard Group, Inc. is a parent holding company for the following wholly-owned subsidiaries that own shares of our Common Stock: Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd.

(2) The information reported is based on Amendment No. 11 to Schedule 13G filed by BlackRock, Inc. with the SEC on February 4, 2019 reporting beneficial ownership as of December 31, 2018. Of the shares beneficially owned, BlackRock, Inc. has the sole power to vote with respect to 5,648,565 shares and sole power to direct disposition with respect to 6,466,673 shares. BlackRock, Inc. is a parent holding company for the following subsidiaries that own shares of our Common Stock: BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited, and BlackRock Fund Managers Ltd.

Security Ownership of Our Management
The following table reflects the number of shares of our common stock beneficially owned (unless otherwise indicated) by (i) our named executive officers listed in the “Summary Compensation Table” of this proxy statement, (ii) directors and (iii) all of our directors and executive officers as a group, as of the February 22, 2019, based upon their representations to the Company.

Shares Beneficially Owned
Beneficial Owner	Number(1)	Percent(1)
Ajei S. Gopal(2)	179,122	*
Maria T. Shields(3)	132,903	*
Shane Emswiler(4)	15,894	*
Janet Lee(5)	2,390	*
Richard Mahoney(6)	21,273	*
James E. Cashman(7)	429,220	*
Nicole Anasenes	0	*
Glenda Dorchak	0	*
Guy E. Dubois(8)	6,934	*
Alec. D. Gallimore	564	*
Ronald H. Hovsepian(9)	28,777	*
William R. McDermott(10)	41,874	*
Barbara V. Scherer(11)	13,565	*
Michael C. Thurk(12)	52,054	*
All Executive Officers and Directors as a group (16 persons)(13)	928,887	1.11%
*Less than 1% of outstanding shares of Common Stock

44  2019 ANSYS Proxy Statement

(1) All amounts have been determined in accordance with Rule 13d-3 under the Exchange Act. A person has beneficial ownership of shares if he or she has the power to vote or dispose of such shares. This power can be exclusive or shared, direct or indirect. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock which such person has the right to acquire within 60 days after February 22, 2019. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within 60 days after February 22, 2019 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As of February 22, 2019, a total of 83,771,828 shares of Common Stock were issued and outstanding.

(2) Amount includes 27,284 Deferred Stock Units (“DSUs”),18,592 shares of common stock issuable upon vesting of RSUs within 60 days of February 22, 2019, and 104,440 shares of common stock issuable upon the exercise of stock options that are currently exercisable.

(3) Amount includes 11,153 shares of common stock issuable upon vesting of RSUs within 60 days of February 22, 2019, and 47,296 shares of common stock issuable upon the exercise of stock options that are currently exercisable.

(4) Amount includes 6,300 shares of common stock issuable upon vesting of RSUs within 60 days of February 22, 2019.

(5) Amount includes 1,626 shares of common stock issuable upon vesting of RSUs within 60 days of February 22, 2019.

(6) Amount includes 6,137 shares of common stock issuable upon vesting of Restricted Stock Units RSUs within 60 days of February 22, 2019, and 15,000 shares of common stock issuable upon the exercise of stock options that are currently exercisable.

(7) Amount includes 15,500 shares of common stock issuable upon vesting of RSUs within 60 days of February 22, 2019, and 64,500 shares of common stock indirectly owned by a limited partnership.

(8) Amount includes 1,857 DSUs.

(9) Amount includes 21,523 DSUs.

(10) Amount includes 39,420 DSUs.

(11) Amount includes 12,765 DSUs.

(12) Amount includes 17,600 DSUs and 28,000 shares of common stock issuable upon the exercise of stock options that are currently exercisable.

(13) Amount includes 120,449 DSUs, 194,736 shares of common stock issuable upon the exercise of stock options, and 60,986 RSUs.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our outstanding shares of common stock (collectively “Section 16 Persons”), to file reports of ownership and changes in ownership with the SEC and the Nasdaq Stock Market. Section 16 Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, or written representations from certain Section 16 Persons, all reporting persons complied with the applicable filing requirements for fiscal year 2018.

OTHER MATTERS

Questions and Answers About the Proxy Materials and the 2019 Annual Meeting
The information provided in the “question and answer” format below is for your convenience only and contains selected practical information about casting your vote. You should read this entire proxy statement carefully.

How can I vote before the virtual annual meeting?

•	To vote before the virtual annual meeting, visit http://www proxyvote.com until 11:59 p.m. Eastern Time the day prior to the meeting. Enter your 16-digit control number as indicated.

•	For a description of other ways to vote before the annual meeting, see “How Do I Vote” herein.

How can I attend the virtual annual meeting and vote during the meeting?

•
To attend the virtual annual meeting and vote during the annual meeting, visit www.virtualshareholdermeeting.com/anss2019. Enter your 16-digit control number as indicated. Stockholders will be able to log in beginning at 11:15 a.m. Eastern Time on May 17, 2019.

What matters am I voting on?

You will be asked to consider and vote upon the following matters:

•	The election of two Class II directors for three-year terms;

•	The ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2019; and

•	The advisory vote to approve compensation of our named executive officers.

Such other business as may properly come before the 2019 annual meeting and any adjournments or postponements thereof.

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How does the Board recommend that I vote?

The Board recommends a vote:

•	FOR the nominees for election as Class II directors;

•	FOR the ratification of the selection of Deloitte &Touche LLP as the Company’s independent registered public accounting firm for fiscal 2019; and

•	FOR the advisory vote to approve compensation of our named executive officers.

Who is entitled to vote?

Holders of our common stock as of the close of business on March 21, 2019 (the Record Date), may vote at the 2019 annual meeting. As of March 21, 2019, we had 83,873,676 shares of common stock outstanding. In deciding all matters at the 2019 annual meeting, each stockholder will be entitled to one vote for each share of common stock held on the Record Date. We do not have cumulative voting rights for the election of directors.

Registered Stockholders. If your shares are registered directly in your name with our transfer agent, you are considered a stockholder of record with respect to those shares, and the Notice Regarding the Availability of Proxy Materials (the “Notice”) for the 2019 annual meeting was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the 2019 annual meeting.

Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, or a street name stockholder, and the Notice was forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. Beneficial owners are also invited to attend the 2019 annual meeting. However, since beneficial owners are not the stockholders of record, you may not vote your shares in person at the 2019 annual meeting unless you follow your broker’s, bank’s or other nominee’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker, bank or other nominee will provide a voting instruction card for you to use to direct your broker, bank or other nominee how to vote your shares.

How do I vote?

If you are a registered stockholder, you may:

•
Instruct the proxy holder or holders on how to vote your shares by using www.proxyvote.com, or the toll-free telephone number listed on the Notice 24 hours a day seven days a week, until 11:59 p.m. Eastern Time on May 16, 2019 (have your proxy card in hand when you call or visit the website);

•	Instruct the proxy holder or holders on how to vote your shares by completing and mailing your proxy card to the address indicated on your proxy card (if you received printed proxy materials),which must be received by the time of the 2019 annual meeting; or

•	Vote by written ballot on-line in person at the 2019 annual meeting.

If you are a street name stockholder, you will receive instructions from your broker, bank or other nominee, that will indicate the methods by which you may vote.

Can I change or revoke my vote?

Yes. Subject to any rules your broker, bank or other nominee may have, you can change your vote or revoke your proxy before the 2019 annual meeting.

If you are a registered stockholder, you may revoke your proxy or change your vote at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by:

•	Giving written notice of revocation to the Secretary of the Company at or before the 2019 annual meeting (mail to: ANSYS, Inc., Southpointe, 2600 ANSYS Drive, Canonsburg, PA, 15317);

•	Entering a new vote via Internet or by telephone by 11:59p.m. Eastern Time on May 16, 2019;

•	Returning a later-dated proxy card which must be received by the time of the 2019 annual meeting; or

•	Completing a written ballot on-line in person at the 2019 annual meeting.

Attendance at the 2019 annual meeting will not, by itself, revoke a proxy.

If you are a street name stockholder, you may change your vote by:

•	Submitting new voting instructions to your broker, bank or other nominee pursuant to instructions provided by such broker, bank or other nominee; or

•	Completing a written ballot at the 2019 annual meeting on-line (provided that you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote the shares).

If you are a street name stockholder, you must contact your broker, bank or other nominee that holds your shares to find out how to revoke your proxy.

What happens if I properly execute a proxy but instructions are not given therein?

If instructions are not given, properly executed proxies will be voted “FOR” the election of the two (2) Class II directors for three-year terms listed in this proxy statement, “FOR” the ratification of the Company’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2019, and “FOR” the advisory approval of compensation of our named executive officers.

46  2019 ANSYS Proxy Statement

What are “broker non-votes”?

Generally, if securities are held in street name, the beneficial owner is entitled to give voting instructions to the broker or other agent holding the securities. If the beneficial owner does not provide voting instructions, the broker or other agent can vote the shares with respect to matters that are considered “routine,” such as ratification of the Company’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2019 (Proposal 2), but not with respect to “non-routine” matters, such as the election of the two (2) Class II directors for three-year terms (Proposal 1) or the advisory approval of compensation of our named executive officers (Proposal 3).

Broker non-votes occur when a beneficial owner of stock held in street name does not give instructions to the broker or other agent holding the stock as to how to vote on a matter deemed “non-routine.” If a broker or other record holder of our stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own stock through a broker or other agent, please be sure to give voting instructions so your vote will be counted on all proposals that come before the 2019 annual meeting.

Why did I receive a Notice Regarding the Availability of Proxy Materials on the Internet instead of a full set of proxy materials?

In accordance with the rules of the SEC, we have elected to provide our proxy materials, including this proxy statement and our annual report to our stockholders, primarily via “Notice and Access” delivery. On April 5, 2019, we mailed to our stockholders the Notice that contains instructions on how to access our proxy materials on the Internet, how to vote at the 2019 annual meeting, and how to request printed copies of the proxy materials and annual report. If you received a Notice by mail, you will not receive a printed copy of the proxy materials by mail. Instead, the Notice provides instructions on how to access the proxy materials and vote over the Internet. If you received a Notice by mail and would like to receive paper copies of the proxy materials by mail, you may follow the instructions contained in the Notice for making this request. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings and keep our annual meeting process efficient.

How many votes are needed for approval of each matter?

A majority of the issued and outstanding shares of the Company’s common stock entitled to vote at the 2019 annual meeting, represented in person or by proxy, will constitute a quorum. Stockholders shall have one vote for each share of stock entitled to vote at the 2019 annual meeting. Abstentions and broker non-votes will be included in determining whether a quorum is present. If a quorum is present, the vote requirements for each matter will be as follows:
•
Proposal 1: In an uncontested election, each director nominee will be elected by an affirmative vote of the majority of the votes cast. A majority of the votes cast means the number of votes cast “FOR” such nominee’s election exceeds the number of votes cast “AGAINST” that nominee’s election. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each director nominee. Broker non-votes and abstentions are not treated as votes cast and will have no effect on the outcome of the election.

•
Proposal 2: The appointment of Deloitte & Touche LLP as the Company’s independent auditor for fiscal 2019 will be ratified if the proposal receives the affirmative vote of at least a majority of the votes cast. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this proposal. Abstentions are not considered votes cast and will have no effect on the vote outcome. The ratification of the appointment of the independent auditor is considered a “routine” matter, so there will be no broker non-votes with respect to Proposal 2. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Board or Audit Committee may reconsider the appointment.

•
Proposal 3: The advisory vote to approve the compensation of our named executive officers must receive the affirmative vote of at least a majority of the votes cast to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this proposal. Broker non-votes and abstentions are not treated as votes cast and will have no effect on the vote outcome.

Who will pay for the expenses of solicitation of proxies and what are the methods of solicitation?

The Company will pay the entire expense of soliciting proxies for the 2019 annual meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

Are there any additional proposals to be voted upon at the 2019 annual meeting?

Our Board does not know of any matters, other than those described in this proxy statement, that will be presented for vote at the 2019 annual meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgement of the proxy holders.

Does the Company engage in householding?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for Notices and other proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice and set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience

2019 ANSYS Proxy Statement  47

for stockholders and cost savings for companies. ANSYS and some brokers household proxy materials, delivering a single Notice and or proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once stockholders have received notice from their broker or us that materials will be sent in the householding manner to the stockholder’s address, householding will continue until we or the broker are otherwise notified or until the stockholder revokes such consent. If, at any time, such stockholders no longer wish to participate in householding and would prefer to receive a separate Notice or other proxy materials, they should notify their broker if shares are held in a brokerage account; if holding registered shares, they should call (866) 540-7095 or write to the following address: 51 Mercedes Way, Edgewood, NY 11717.
Any beneficial owner who has received a single copy of a Notice or other proxy materials at a shared address can request to receive a separate copy of such materials for this 2019 annual meeting by written or oral request and we will promptly deliver a separate copy in the format requested. To receive separate copies of those materials for this or for future meetings, please request by telephone, Internet, e-mail or mail by following the instructions found on the Notice that you have received which also contains your control number or by making your request in writing to your broker or to us, as appropriate.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2020 ANNUAL MEETING

Stockholder Proposals - Proxy Access By-Laws
In January 2018, the Company amended its By-Laws (the “By- Laws”) to provide stockholders with the ability to nominate and include director nominees in the Company’s proxy materials if such nominations were submitted in accordance with all the procedures set forth in the By-Laws. The following is a summary of the requirements for a stockholder to access the proxy statement to nominate directors and should be read in conjunction with the detailed requirements found in the By-Laws.

•	WHO: A stockholder or group of up to 20 stockholders holding at least 3% of the Company’s outstanding capital stock for three years.

•	WHAT: Stockholders can nominate up to 20% of the Board, or at least two individuals (if greater than 20%).

•
WHEN: Stockholder nominations must be received by the Secretary at the principal executive office of the Company not later than the close of business on the 120th day nor earlier than the 150th day prior to the anniversary date of the prior year’s annual meeting.

•
HOW: Stockholders must provide written notice to the Secretary of the Company expressly nominating its nominee(s) and electing to have its nominee(s) included in the Company’s proxy materials and provide the information detailed in Article II, Section 4 of the By-Laws including, without limitation, the following: (a) information concerning the stockholder nominee and the stockholder that is required to be disclosed in the Company’s proxy statement by the rules and regulations promulgated under the Exchange Act, by the By-Laws, by the Certificate of

Incorporation and/or by the listing standards of each principal
U.S. exchange upon which the common stock of the Company is listed, (b) a written statement, if any, consisting of 500 words or less delivered by the stockholder in support of the stockholder nominee’s candidacy, (c) a statement from the stockholder nominee as to whether such nominee is or has agreed to become a party to any agreement, arrangement, or understanding with, or commitment or assurance to, any person or entity as to how such nominee, if elected as a director, will act or vote on any issue or question, which such agreement, arrangement, or understanding has not been disclosed to the corporation, and the substance of such agreement, arrangement, understanding, commitment or assurance, (d) a statement from the stockholder nominee disclosing the existence and substance of any agreement, arrangement, or understanding with any person with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a stockholder nominee or as a director, and (e) any updates to such information as provided in the By-Laws.

Stockholder director nominations intended to be presented at the Company’s 2020 annual meeting (the “2020 annual meeting”) must be received by the Secretary of the Company at the Company’s principal executive offices no earlier than December 19, 2019, nor later than January 18, 2020, in accordance with the Company’s By- Laws.

48  2019 ANSYS Proxy Statement

Stockholder Proposals – Advance Notice By-Laws
Our By-Laws also establish an advance notice procedure for stockholders who wish to present a proposal at an annual meeting of stockholders, but who do not intend for the proposal to be included in our proxy materials. Stockholder proposals intended to be presented at the Company’s 2020 annual meeting, which are not to be included in the Company’s proxy materials, must be received by the Secretary of the Company at the Company’s principal executive offices, in writing, no earlier than January 18, 2020, nor later than March 3, 2020, in accordance with the By-Laws, including complying with all the informational and other requirements included therein.

For nominations of directors pursuant to the advance notice provisions of the By-Laws, certain information must be presented on a timely basis to the Company regarding any stockholder director nominees including the following set forth in Article II, Section 3 of the By-Laws: (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Company’s capital stock which are beneficially owned by such person on the date of such stockholder notice, (d) the consent of each nominee to serve as a director, if elected, and (e) any updates to such information as provided in the By-Laws. For a stockholder to bring business or director nominations before an annual meeting (other than matters properly brought under the Exchange Act (as described below)), such stockholder must comply with the procedures set forth in Article I, Section 2 of the By-Laws with respect to business other than director nominations and with the procedures set forth in Article II, Section 3 or Article II, Section 4 with respect to director nominations, and these procedures shall be the exclusive means for a stockholder to bring such business or nominations properly before an annual meeting.

Stockholder Proposals - SEC Rule 14a-8
Under SEC Rule 14a-8, stockholder proposals intended to be presented at the Company’s 2020 annual meeting must be received by the Company at its principal executive offices, in writing, by December 7, 2019 to be considered for inclusion in the Company’s proxy materials for the 2020 annual meeting.

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ANSYS, Inc. 2600 ANSYS Drive Canonsburg, PA 15317 U.S.A. © 2019 ANSYS, Inc. All Rights Reserved.
If you’ve ever seen a rocket launch, flown on an airplane, driven a car, used a computer, touched a mobile device, crossed a bridge or put on wearable technology, chances are you’ve used a product where ANSYS software played a critical role in its creation. ANSYS is the global leader in engineering simulation. We help the world’s most innovative companies deliver radically better products to their customers. By offering the best and broadest portfolio of engineering simulation software, we help them solve the most complex design challenges and engineer products limited only by imagination.

Visit www.ansys. com for more information.

Any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

ANSYS, INC. SOUTHPOINTE 2600 ANSYS DRIVE CANONSBURG, PA 15317 VOTE BY INTERNET Before the Meeting - Go to www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/anss2019 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.E58599-P18578 ANSYS, INC. The Board of Directors recommends you vote FOR all nominees listed in proposal 1 and FOR proposals 2 and 3. 1. The election of two Class II directors for three-year terms; For Against Abstain Nominees: ! ! ! 1a. Ronald W. Hovsepian ! ! ! 1b. Barbara V. Scherer For Against Abstain ! ! ! 2. The ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2019; ! ! ! 3. The advisory vote to approve compensation of our named executive officers. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement, Form 10-K and Stockholder Letter are available at www.proxyvote.com.E58600-P18578 ANSYS, INC.Annual Meeting of Stockholders May 17, 2019 11:30 a.m. Eastern Time This proxy is solicited by the Board of Directors The undersigned hereby appoints AJEI S. GOPAL and MARIA T. SHIELDS, attorneys and proxies, with full power of substitution, to represent the undersigned and to vote all shares of ANSYS Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ANSYS, Inc. to be held virtually on Friday, May 17, 2019, at 11:30 a.m. Eastern Time, or at any adjournments or postponements thereof, upon all matters set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. In their discretion, the proxies named herein are authorized to vote for such other business as may properly come before the Annual Meeting. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO SUBMIT YOUR VOTE VIA THE INTERNET, TELEPHONE, OR MAIL. Address Changes/Comments:  (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side